CONFIDENTIAL TREATMENT REQUESTED

SYNACOR
MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Master Agreement”) is entered into and made effective as of July 25, 2011 (the “Effective Date”) by and between Synacor, Inc., a Delaware corporation having a place of business located at 40 La Riviere Drive, Suite 300, Buffalo, New York 14202 (“Synacor”) and Verizon Corporate Services Group Inc., a New York corporation with its principal place of business at One Verizon Way, Basking Ridge, New Jersey 07920, acting on behalf of itself and its Affiliates, including Verizon Online LLC (“Client” or “Verizon”).

WHEREAS, Verizon as an Internet Service Provider (“ISP”) maintains several web portals through which Verizon delivers content and certain functionality; and

WHEREAS, Verizon has a web portal targeted for its consumer customers and a web portal for its small business customers; and

WHEREAS, Synacor provides web portal solutions for ISPs; and

WHEREAS, Verizon desires to engage Synacor to have Synacor provide a white labeled portal solution using Synacor for delivery of web search, advertising, general interest content and other functionality described herein to its consumer and business customers through such web portal solution;

WHEREAS, Synacor will provide to Verizon certain content, search capabilities and sourced advertising for inclusion on the designated web portals as set forth in this Agreement, and more specifically as set forth in the exhibits to this Agreement; and

WHEREAS, Synacor may host components of the infrastructure supporting web portals for Verizon as set forth in this Agreement, and Verizon may host components of such infrastructure; and

WHEREAS, Verizon and Synacor will maintain and integrate various Verizon proprietary applications, including, without limitation, customer information necessary for single sign on (“SSO”), eServices and Support, Email, FiOS Services, Verizon’s VAS services, and Verizon sourced content which may be placed upon or integrated with the Synacor hosted or provided web portals, each as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions:

(a)	“Account Information” means all user names, login IDs, passwords and other User registration information provided by Client and Users in connection with the Services.

(b)	“Advertising Costs” means [*]

(c)	“Advertising Sales Fee” means [*] of the Gross Advertising Revenue related to Direct Advertising. [*]

(d)	“Advertising Services” shall have the meaning set forth in Schedule D.

(e)
“Advertisements” mean graphical, digital, interactive and rich forms of media, including, without limitation, banners, buttons, boxes, skyscrapers and any other Standard IAB Units, text, brand wraps and surveys, skins, podcast, video, mobile, contextual sponsored links, and any other online Advertisements served by Synacor or a third-party contracted with Synacor.

(f)
“Affiliate” means any corporation or other legal entity that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such corporation or other legal entity.

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(g)	“Bandwidth Cost(s)” means [*]

(h)
“Call Detail Information” shall be any information that pertains to the transmission of specific telephone calls, including: (a) for outbound calls, the number called and the time, location or duration of any call, and (b) for inbound calls, the number from which the call was placed and the time, location, or duration of any call.

(i)	“Client Branded Portal” means the Consumer Portal and Small Business Portal.

(j)	“Client Provider” means a third party from whom Client obtains distribution rights for the Client Sourced Content.

(k)	“Client Sourced Content” means the Content (whether Portal Content or Premium Content) provided by Client or Client Providers engaged by Client.

(l)	“Consumer Portal” shall mean the web based portal as further described in Schedule B-1.

(m)
“Content” means the games, video, multimedia, images, graphics, statistics, articles, blogs, webinars and other text included on the Client Branded Portals as specifically contemplated and limited in this Agreement or such additional materials as may be mutually agreed in writing by the Parties.

(n)	“Content Provider” means the Client Providers and Synacor Providers as applicable.

(o)
“Control(s)” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, management agreement or otherwise.

.

(p)	“Customer Proprietary Network Information” or “CPNI” shall be as defined in 47 U.S.C. Section 222(f) (1).

(q)	[*]

(r)
“Direct Advertising” means the sale of advertising inventory whereby the advertiser, the advertiser’s agency, or the advertiser’s direct representative or media buying partner (1) has a direct payment relationship with Synacor or the Client, as opposed to having such payment relationship with advertising networks (such as Advertising.com or National Ad Force). For clarity, an advertising network is generally a company who principally represents websites for the sale of their advertising inventory and such websites typically receive a net amount for advertising from the advertising network which is less than what the advertising network received from the advertiser or its representative. Advertising networks’ relationships with advertisers are generally limited to insertion orders and implementation of campaigns limited to the websites they represent; whereas an advertiser’s agency or advertiser’s direct representative or media buying partner typically has a contractual relationship with the advertiser to place or handle all or a portion of their advertising budget for the purpose of placing advertisements on websites across a significant portion of the internet unrelated to any one website, or network of websites.

(s)
“Escrow Materials” means the then-current source code for the Synacor proprietary software utilized by Synacor to provide the Services hereunder, and all tools, libraries and other software required to translate or convert the deposited source code to executable code (e.g. software compilers, linkers, assemblers, translators and interpreters, and system tools and system libraries of the development platform) which software is not readily available to Verizon commercially off the-shelf. Escrow Materials will also include a machine readable copy of the development notes documenting problems encountered during translation/conversion of the deposited source code to executable code and associated fixes. Such Escrow Materials will be a copy of software used for the underlying development, support, and maintenance of the Synacor provided Client Branded Portals.

(t)
"Gross Advertising Revenue" means all revenue, [*], due Synacor or Client from all Advertisements that appear on or within the Client Branded Portal, Client’s webmail, [*], whether sourced by Client, Synacor or from third party advertising partners. For advertising placed in or along with Content (i.e. a pre-roll or post-roll ad. or similar

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such Advertisements), where the Party placing the Advertisement has a revenue share agreement with the applicable Content Provider related to such placement, [*].

(u)	“Gross Search Revenue” means revenue, except as specifically excluded by the Parties herein, due Synacor from its Search Services Providers.

(v)	“Infrastructure Costs” means [*]

(w)	“Net Advertising Revenue” means Gross Advertising Revenue less any applicable Advertising Costs and less any applicable Advertising Sales Fee.

(x)	“Net Search Revenue” means Gross Search Revenue less Search Costs.

(y)	“Net Search and Advertising Revenue” means Net Search Revenue plus Net Advertising Revenue less Reporting Costs

(z)	“Party” or “Parties” means Synacor and/or Verizon, as appropriate.

(aa)
“Personal Information” shall be information that, either alone or in combination with other data, identifies or uniquely relates to an individual, such as an individual’s name, social security number, financial account numbers (including, without limitation, credit or debit card number or bank account information), account passwords and pass codes, driver’s license and/or government-issued identification number, mother’s maiden name, and healthcare records).

(ab)	“Portal Content” means Content that the User does not have to pay an additional fee to view (either separately or as part of a service the User receives from Client).

(ac)	“Premium Content Product” means subscription and/or fee based Content sourced by either Party that is a single element of a Premium Offering.

(ad)	“Premium Offering” means a single product offered to Users that is made up of one or more Premium Content Products.

(ae)	“Reporting Costs” means fees or costs incurred by Synacor directly attributable to providing reporting to Client under this Agreement (i.e. Omniture fees).

(af)	“Search Costs” means [*] fees due from Synacor to the Search Services Providers [*].

(ag)	“Search Services” shall have the meaning set forth in Schedule C.

(ah)	“Search Services Providers” shall have the meaning set forth in Schedule C.

(ai)	“Small Business Portal” means the web portal as further described in Schedule B-2.

(aj)	“Subscriber(s)” shall mean residential and small to medium business customers of Verizon’s DSL-based High Speed Internet (“HSI") and/or FiOS data services;

(ak)	“Synacor Provider” means a third party from whom Synacor obtains distribution rights for the Synacor Sourced Content.

(al)	“Synacor Sourced Content” means the Content (whether Portal Content or Premium Content) provided by Synacor or Synacor Providers.

(am)	“Term” shall have the meaning set forth in Section 7.1.

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(an)	“User” means any visitor to either of the Client Branded Portals, including Subscribers and non-Subscribers.

(ao)
“Verizon Competitor”[*]. The list of Verizon Competitors related to Advertising Guidelines is set forth in Attachment C to Schedule D titled “Verizon Competitors List”. The list of Verizon Competitors for purposes of the assignment provision in Section 18(b) is set forth in Schedule O.

(ap)	“Version 2.1” shall have the meaning set forth in Schedule B.

(aq)	“Version 3.0” shall have the meaning set forth in Schedule B.

(ar)	“Version 3.5” shall have the meaning set forth in Schedule B.

2. SYNACOR SERVICES AND RESPONSIBILITIES

2.1. Services. Subject to the terms and conditions of this Master Agreement, as may be amended in a writing signed by the Parties, Synacor shall provide the following services to the Client, hereinafter referred collectively as the “Services”: (a) Portal Services as set forth in Schedule B including related infrastructure and hosting; (b) Search Services as set forth in Schedule C; (c) Advertising Services as set forth in Schedule D; (d) Synacor provided Premium Offerings as set forth in Schedule E; (e) Technical Support, Operations Support, Security, Content Management and other components of the Client Branded Services as defined by Service Level Agreements in Schedule G, and (f) Content Management as set forth in Schedule I. Such Services will be provided in accordance with the terms and conditions set forth herein and those set forth in the Addenda, Schedules, and Exhibits attached hereto and incorporated herein, and any other addenda, schedules, exhibits as may subsequently be agreed to and signed by each of the Parties hereto and attached to this Master Agreement from time to time (collectively, the “Supplements” and, together with the Master Agreement, the “Agreement”). Synacor may provide the Services directly to Client, or indirectly using contractors or other third party vendors or service providers, provided that in any event, Synacor shall be responsible for the delivery of the Services to Client in accordance with this Agreement. Each Party shall provide the other with reasonable cooperation, assistance, information and access as may be lawful and necessary to initiate Client’s and its Users’ use of the Services (such as, for example, developing any content, user interfaces or appearance specific to the Services contracted for by Client).

2.2. [*]

2.3. Infrastructure Planning. The Parties agree that Synacor will host, in its data center(s), all of the infrastructure required to provide and support the Services. The Parties agree that improvements to infrastructure will be pursued as set forth in Schedule G to support load balancing and more effective failover resolution. [*] The Parties will work diligently to create technical and process solutions which minimize injecting any risk or negative performance impacts which would require modification of the terms of this Agreement.

2.4. Additional Services. Upon mutual agreement of the Parties, Client may engage Synacor to provide development services or other professional services outside the overall scope of this Agreement (“Additional Services”). Such Additional Services shall be provided pursuant to a separately executed Professional Services Addendum and shall be provided as part of the Services. From time to time, Synacor may offer other services to Client that are beyond the scope of this Agreement. All such other services shall be provided upon terms and conditions as the Parties may mutually establish in writing.

2.5. Service Enhancements. As a normal roadmap planning function, Synacor agrees to provide revisions [*] including new features, enhancements or user-interface improvements (“Service Enhancements”) that generally and consistently improve the quality of the Services offered upon launch. Client may request additional or unique change orders for the Services at any time, which requests will be promptly reviewed by Synacor. If the Parties agree to move forward with any such change, the Parties will negotiate a statement of work (“SOW”) related to such change, which may include a mutually agreed upon fee for such services. Ownership of the change shall be determined as indicated in Section 4.2. Additionally, the Parties will meet [*] to review Client response to the Services and to discuss potential roadmap Service Enhancements.

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Except as otherwise agreed by mutual written agreement, the Parties agree that Synacor will create and make available to Client, [*] for additional components and changes, an online Service demonstration; testable interface or other appropriate version [*]

2.6.    [*] that if Client has chosen to implement or have Synacor implement features, functionality or applications that are different than those of Synacor’s other customers, it is Client’s responsibility to ensure that they are of a quality that is satisfactory to Client prior to implementation.

2.7.    [*] Client understands and agrees that Synacor currently has a portal at www.synacor.net which is currently used for client demonstration purposes, but which is a public portal, and that Synacor provides portals to other clients including but not limited to telecommunications companies and MSOs, and neither shall be prohibited under this provision. Synacor may, during the Term, offer a portal similar to the Client Branded Portals directly to consumers and/or business users as a retail offering. [*]

2.8.     Content Management. Synacor shall provide an electronic mechanism to provide Client an opportunity to manage and view the Content available to Client on the Consumer Portal and Small Business portal as further set out in Schedule I. Client may request, and to the extent Synacor has the rights to do so from the relevant Content Provider, Synacor agrees to provide, commercially reasonable modifications to any text, images or Synacor Sourced Content displayed on the Client Branded Portals at any time in accordance with the terms of this Agreement, or alternatively at Verizon’s request, Synacor will remove the Synacor Sourced Content in question.

Synacor shall update, replace and refresh the Content on a regular basis depending on the frequency from which updates are received from Content Providers, and Synacor will provide Client a list of the schedule of such updates.  To the extent Synacor has the rights from the Synacor Providers to archive such Provider’s Content, Synacor will maintain such archives.  Synacor will provide Client with a list of its archive rights for the Synacor Sourced Content within [*] after execution of this Agreement. If, based on such list, Client reasonably requires such Content to be archived for longer periods; Synacor will use commercially reasonable efforts to obtain longer archive rights from the relevant Synacor Providers. Additionally, to the extent Synacor manages the display of Client’s service offers on the Client Branded Portals; Synacor will archive such offers for a reasonable, mutually agreed upon period of time.  In the event Client requires such archived Content or offers to be retrieved, Synacor will retrieve any such archived information.  Client may also request Synacor’s assistance in retrieving Synacor provided Advertisements that have been displayed on the Client Branded Portals, and Synacor will work with third parties to attempt to obtain a copy of the requested Advertisement.

If at any time Client does not wish to have particular Content on the Client Branded Portals, Client shall have the right to have it removed by Synacor within the timeframes set forth in Schedule G, including if Client is not comfortable with the archive rights available from the relevant Content Provider. If Client wishes to have Content removed or add additional Content, the Parties will work together to find substitute or additional content.

Synacor agrees that it will provide Client reasonable advance written notice if there is a change in any Synacor Content Provider other than those Synacor Content Providers already in place at the time of the initial implementation. Upon receipt of such notice, Client will determine if those replacement Content Providers meet the Content needs of the Client at its sole discretion. If the Content provided by those replacement Content Providers do not meet the Content needs of the Client, Client may choose not to include such Content on the Client Branded Portal.

2.9.     Implementation Date. The Parties agree to support a rollout project plan that will progress in phases as described in Schedule H.

2.10. Testing, Acceptance of the Services. Synacor shall maintain a suitable test lab environment to support Client’s testing of any changes to the interfaces and/or systems by Synacor and Client prior to and during any implementation periods during the Term. Synacor will ensure that the test lab environment is up and available for Verizon's testing needs during normal business hours. Synacor will provide assistance in resolving any connectivity issues to the test lab within [*] of Client’s request for such resolution. Any such testing shall not contain any User Personal Information or CPNI of any kind. Client and Synacor will schedule testing on a mutually agreed-upon schedule, provided that initial testing must be scheduled to conclude [*] prior to any launch of the Client Branded Portal.

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Absent express, contrary provisions in the Agreement, Client shall have [*] from the date of actual delivery (the “Acceptance Period”) of the Client Branded Portal for testing to accept or reject such deliverable for failure to comply with the applicable project specifications (“Acceptance Test”). The applicable project specifications for the launch of the Version 2.1, and the Consumer Portal Versions 3.0 and 3.5, and the initial launch of the Small Business Portals shall be as set forth in Schedules B-1 and B-2. Project specifications for any subsequent changes shall be set forth in a statement of work or customer product definition document that is mutually agreed to in writing by the Parties. If no notice of acceptance or rejection has been supplied during the Acceptance Period [*] If still no response is provided then absent written rejection after such reminder notification, Client shall be deemed to have accepted the Client Branded Portal, and in any event, if the change is commercially launched with Client’s permission, such launch shall be deemed acceptance. In the event Client rejects the Client Branded Portal, Client shall identify, in detail and in writing, any part of the deliverable which fails to meet the project specification and upon receipt of a notice of rejection, Synacor will use commercially reasonable efforts to correct the identified deficiencies specified in such notice and resubmit the Client Branded Portal to Client. Synacor shall complete and deliver the Client Branded Portal, including any required corrections, no later than [*] after receipt of Client’s notice of rejection for retesting.

If, following retesting, the Service does not meet the project specifications or comply with the Agreement, Synacor shall respond with a documented corrective action plan (“Corrective Action Plan”) established by Client and Synacor jointly. The plan which shall be mutually agreed upon shall address the failure to conform to project specifications, or to comply with the Agreement, with a root cause analysis of the problem, the proposed solution, any process modification to prevent reoccurrence, the time frame for any changes, and the person(s) responsible for Synacor’s implementation of the Corrective Action Plan.

The Corrective Action Plan shall be presented to the Client’s designated representative for concurrence prior to implementation, which concurrence shall not be unreasonably withheld or delayed. Upon completion of the Corrective Action Plan by Synacor, Client may either re-initiate its acceptance procedures and the applicable Acceptance Period shall start anew, or Client may forego further testing and issue a Notice of Acceptance.

Notwithstanding the foregoing, if Synacor fails to successfully launch the initial Client Branded Portals or other mutually agreed major releases after implementation of the Corrective Action Plan [*]

2.11. Technical Support.     Synacor will provide Client with technical support services as described in Schedule G - Service Level Agreement attached hereto. Synacor agrees that it will (a) provide Client with Tier 2 and Tier 3 support as set out in Schedule G and (b) adhere to the technical support standards regarding the functionality, quality, and service levels specified and agreed to between the Parties as set forth in Schedule G.

2.12. Limitations.  Synacor will not be responsible for, nor liable hereunder in connection with, any failure in the Services due to or resulting from: (a) any Client Materials (as defined in Section 3.2) or other content provided by Client or any of its agents; except to the extent that such Client Materials are altered or modified by Synacor or (b) Client’s failure to provide the Client Materials necessary for Synacor to provide the Services hereunder after request by Synacor or as required under the Agreement.

2.13. Privacy Policy. The privacy policy to be placed upon the Client Branded Portals shall be Client’s privacy policy as set out at www.verizon.com/privacy as updated from time to time in Client’s sole discretion (“Privacy Policy”). Synacor agrees that it will hold and protect User Personal Information and CPNI in accordance with this Agreement and the Privacy Policy. In the event Client modifies its Privacy Policy, it will provide reasonable prior notice to Synacor of such modifications, and Synacor will implement any changes to its practices related thereto in accordance with a mutually agreed implementation plan.

2.14. Data Collection and Use.

2.14.1.    [*] Unless otherwise agreed to by Client in advance and in writing, Synacor shall not disclose to third parties or use any [*] User Personal Information or CPNI except as reasonably necessary to perform its obligations under this Agreement or to comply with any legal or regulatory requirement, but in strict compliance with this Agreement. Synacor and Client agree that Synacor may utilize a Verizon-provided, industry-standard user and session cookies, and access the data on such user and session cookies, which may

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include [*] solely to verify that a User has been authenticated and to establish and present a customized Client Branded Portal experience for the User. Synacor may maintain or store data contained in such cookies including but not limited to a non-personally identifiable unique identifier, provided however that Synacor does not store any [*] from such cookies unless expressly approved by Client. For the avoidance of doubt, all data on a session cookie, including [*] is Client Confidential Information. Furthermore, Client acknowledges and agrees that Synacor may also create “Aggregated Data”. “Aggregated Data” means information created using data collected from the Client Branded Portals including but not limited to data that describes the habits, usage patterns or the demographics of Client’s Users as a group, but does not indicate the identity of any particular User in any manner that would enable Synacor or the receiving Party of Aggregated Data to personally identify any individual User. In no event will Aggregated Data contain personally identifiable information or data that could be decomposed or combined with other data to identify Client as the source of the information or as a customer of Synacor or the identity of the person or entity providing such information or data. The Aggregated Data will not contain Confidential Information as defined in Section 5 herein. The use and disclosure of Aggregated Data shall be in accordance with each Party’s published privacy policy and applicable laws, rules and regulations, and with this Agreement. Synacor may provide Aggregated Data to Synacor Providers, Synacor investors and other Synacor clients, but Synacor shall not identify Client as the source of the underlying data used to create such Aggregated Data. [*]

2.14.2. Synacor may use cookies and other similar technologies to analyze and measure user activity, including for the purpose of targeting Advertisements to Users. Such Cookies or technologies, or use thereof, utilizes non-personally identifiable information about Users, and shall comply with all applicable federal, state, local or municipal laws or regulations. [*] Users should be able to opt-out of receiving cookies from third party advertising networks at the Network Advertising Initiatives cookie opt-out page or by visiting the NAI site at http://www.networkadvertising.org/managing/opt_out.asp.

2.14.3. The Parties acknowledge and agree that Synacor cannot place any Advertisements on the Client Branded Portals that are delivered via OBA until Client has provided written approval of the methodologies that the Parties will employ (a) to ensure that AdChoices icons or links appear in appropriate places on all pages with Advertisements served via OBA; and (b) to develop and maintain AdChoices Landing Pages that will inform Users about the Advertisements served via OBA and about the Users' options for managing their choices related to OBA, including the ability to opt out of participating in OBA programs.

2.15. [*]

2.16. [*]

2.17. Client Management. Synacor will designate a team of its staff to manage the Client relationship. This team will handle all day to day aspects involving the Services provided to Client. This will include, for example purposes only, and not as a limitation, revenue management, content management, and advertising management. Client will be provided with the necessary contact information of those assigned to its account by Synacor.

3. CLIENT RESPONSIBILITIES

3.1. Client Support; Synacor Status. Client acknowledges that the continuing performance of certain Services may depend on its provision of cooperation, assistance, information and access to Synacor. If Client fails to timely provide any of the foregoing and it can be shown that failure is a direct cause of a delay, then Synacor will not be liable for any corresponding delay in its performance. The Parties will communicate with each other regularly to identify any instances which may cause a delay. The Parties’ designated contacts are responsible for facilitating communication between Synacor and Client regarding all technical and business matters.

3.2. Materials and Equipment.  Client will provide (on its own behalf, or on behalf of its sponsors or advertisers) certain materials, domain names, Client Sourced Content, and other information (collectively, “Client Materials”) to Synacor as necessary to perform the Services. Client shall obtain, operate and maintain in good working order all equipment and ancillary services needed for Users to connect to, access or otherwise use the Services via the Internet, including without limitation, modems, servers, hardware, software, network and communication services (“Equipment”). Client shall maintain

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the integrity and security of its Equipment (physical, electronic and otherwise), account passwords, Client Materials and other data.

3.3. Provision of Test Accounts. As conforms to Client’s systemic ability, Client agrees to supply test accounts that Synacor may use to test (in test and production environments) all Synacor software releases. The number of test accounts provided and the specific attributes of these accounts will be mutually agreed and based on the overall functionality that must be tested. These accounts will be maintained by Client throughout the Term for the testing of regular software releases and monitoring of the product functionality in the live environment. As account profiles change and functionality is added, Client will provide additional test accounts or modify existing test accounts as requested by Synacor. Client understands and agrees that without the test accounts Synacor is not able to properly test the software and Client's specific implementation thereof. Synacor agrees that any shared production test accounts such as but not limited to Professional Networking Moderator accounts will not contain User Personal Information or CPNI.

3.4. Implementation Support. The Parties agree that for Version 2.1 Phase 1, implementation plans will be jointly developed and generally agreed not later than [*] after the Effective Date for the Consumer Portal and Small Business Portal for each of the following areas: Search; Advertising; Consumer News and Entertainment Content, SSO, and Test Planning. Further, for each of the other versions identified in Schedule B-1, Schedule B-2 and Schedule H, the Parties agree that implementation plans will be jointly developed [*]

3.5. Client Efforts. Unless otherwise agreed by the Parties, Client agrees to [*] comply with the following [*] practices throughout the Term of the Agreement beginning upon launch of the Client Branded Portal (for those practices related to the Client Branded Portal), and upon launch of the Small Business Portal, Phase 2, for those practices related to the Small Business Portal:

i)	[*]

ii)	[*]

iii)	Client will establish a link to the Client Branded Portal from the Client commercial site, currently Verizon.com.

iv)	Client will establish the Client Branded Portal as [*] path to Verizon’s branded web mail, currently Verizon.net.

v)
The Consumer Portal and the Small Business Portal shall be the only Verizon portals or starting points from which Client’s new Subscribers can access content and services similar to or competitive to those provided by Synacor.

vi)	Client will prompt the Subscriber to download a Client branded toolbar as part of Client’s service installation process, so long as Client is offering a Client branded toolbar;

vii)	Client will establish a link to the Small Business Portal from the Client commercial site, currently Verizon.com; and

viii)
Client will set the Small Business Portal as a path to Verizon’s business Subscribers’ Web mail by including access to web mail in the Services so long as the Small Business Portal is in service, and in the top-level navigation area throughout the Small Business Portal;

3.6. Potential Marketing Activities. Synacor and Client will work together on developing mutually agreeable marketing programs, projects and communications to promote the Client Branded Portals. Examples of potential marketing of the Client Branded Portals may include, for example purposes only and not as binding obligations, the following list of activities:

i)
Synacor and Verizon may utilize their available tools to promote the Client Branded Portal, including via their web sites, browser favorites, gadgets or widgets, Verizon’s messaging solutions, Verizon’s VAS services, Verizon’s independent toolbar and / or other Verizon assets / services.

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i)
Client may include account management functions for Subscriber accounts that can be launched from and/or performed through the Client Branded Portal(s). For clarity, these account management functions will be solely determined by Client; may exclude any such account management functions which are elsewhere provisioned at the time of the signing of this Agreement, and may not prohibit Client from accessing such account management functions from Client hosted locations.

3.7. Designated Residential Start Page. Client agrees that Client shall not offer its residential Subscribers another general interest portal or page that competes with the Client Branded Portals to be set as their start page or home page during Client’s HSI or FiOS data installation process during the Term. Synacor acknowledges and agrees that Subscribers are free to set their own start page or home page at any time, irrespective of what start page or home page Client provides during Client’s HSI or FiOS data installation process.

3.8. Designated Business Start Page. Client agrees that Client shall not offer its mass market business Subscribers another general interest portal or page that competes with the Small Business Portal to be set as their start page or home page during Client’s HSI or FiOS data installation process during the Term. Synacor understands and agrees that there may be another start page for Client’s mid to large business customers. Synacor acknowledges and agrees that Subscribers are free to set their own start page or home page at any time, irrespective of what start page or home page Client provides during Client’s HSI or FiOS data installation process.

4. LICENSE; INTELLECTUAL PROPERTY.

4.1. Client License Grant.   During the term of the Agreement, Client hereby grants to Synacor a limited, nonexclusive, non-transferable and royalty-free right and license to use, reproduce, modify, distribute, perform and display the Client Materials and Client’s trade names, trademarks, service marks, and domain names as defined in Schedule K (collectively, the “Client Marks”) solely in connection with the Services as contemplated by this Agreement, subject to Client’s Trademark License attached hereto as Schedule K. Except for the limited rights and licenses expressly granted herein, Client and its Affiliates shall retain all right, title and interest in and to the Client Materials, Client Marks and Equipment, including any intellectual property rights or other proprietary rights therein and thereto. Synacor agrees that it shall not, and it shall ensure that Synacor Providers do not, use, display or modify Client’s trademarks for use under this Agreement in any manner without the prior written consent of Client.

4.2. Ownership.

(a) Except for the limited rights and licenses expressly granted herein, and except to the extent Client Materials, Client provided components, or Client’s equipment is included in the Services, Synacor shall retain all right, title and interest in and to (i) the Synacor Sourced Content, (ii) Synacor’s logos, product and service names, trademarks, service marks, and domain names (collectively, the “Synacor Marks”); (iii) the software owned or licensed by Synacor and used in connection with the Services (collectively, the “Software”); (iv) all other materials (including any hardware), information, ideas, inventions, know-how, methods, processes, templates, tools, frameworks, works of authorship, trade secrets and technologies that are owned or licensed by Synacor and that may be used in the performance of the Services; and (v) all intellectual property rights or other proprietary rights in and to any of the foregoing (all of the foregoing being referred to as “Synacor Property”). For clarity, in the event Client’s Materials, components or equipment are included in the Synacor Property, Client shall retain ownership of such Materials, components and equipment, and Synacor shall retain ownership to all other aspects of the Synacor Property. Unless specifically agreed to the contrary in a written, fully signed SOW, all Services including deliverables provided hereunder shall be owned by Synacor. Except as specifically set forth herein, all Software, hardware and other technology used by Synacor and owned or licensed by Synacor to provide the Services will be installed, accessed and maintained only by or for Synacor and no license therein is granted to Client.

(b) All licenses, rights, title, interest and intellectual property rights of any kind in and to the Content are entirely owned by and reserved to the applicable Content Provider and may be used by the Content Provider in such manner as the Content Provider may choose. Without limiting the foregoing, each Party hereby assigns to the applicable Content Provider all right, title and interest in the Content provided by the Content Provider, together with the goodwill attaching thereto, that may inure to such Party in connection with this Agreement or from such Party’s use of the Content hereunder. Each

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Party agrees that it will not and will not assist any third party to register or attempt to register any trademark, trade name or other intellectual property right related to any Content or any derivation or adaptation thereof or any work, symbol, design or mark which is so similar thereto as to suggest a relationship with any Content Provider or affiliate of a Content Provider. Each Party agrees that it will not, nor will it assist any third party to, challenge the validity or ownership of any patent, copyright, trademark, or other intellectual property registration of any Content. If a Party breaches any provision of this section, such Party agrees that it will, at its expense, immediately terminate the unauthorized activity and promptly execute and deliver to the other Party or a Content Provider, as requested, such assignments and other documents as required to transfer to the Content Provider all rights to the registrations, patents or applications involved.

4.3. Synacor Marks. Client is not granted any right to use the Synacor Marks under this Agreement. Should Client and Synacor subsequently desire that Client be granted the right to use the Synacor Marks during the Term, any use thereof will be subject to a separate written agreement between the Parties or an amendment to this Agreement.

4.4. Restrictions.  Except as specifically permitted in this Agreement, Client shall not directly: (a) use any of Synacor’s Proprietary Information (as such term is defined in Section 5.1) to create any software that is similar to any of the Software used under this Agreement; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the Software, or the Services, or the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Software or Services; (c) encumber, transfer, rent, lease, or time-share the Software or Services (except with other entities which are Controlled by, under common Control with or Controlling Client, subject to Synacor’s prior written consent), or use them in any service bureau arrangement or otherwise for the benefit of any third party; (d) access, copy, distribute, manufacture, adapt, create derivative works of or otherwise modify any Software or Services; (e) remove any proprietary notices; or (f) knowingly permit any third party associated with the Client to engage in any of the acts proscribed in clauses (a) through (e) above.

5. CONFIDENTIALITY.

5.1 Proprietary Information.  Each Party (the “Receiving Party”) understands that the other Party (the “Disclosing Party”) or its representatives has disclosed or may disclose information relating to the finances, business, marketing plans, clients, operations, technology or software of the Disclosing Party. “Proprietary Information” means any of the foregoing information (including all originals, copies, notes, analyses, digests and summaries) which is either (a) disclosed in writing and marked as confidential at the time of disclosure or (b) disclosed in any manner such that a reasonable person would understand the nature and confidentiality of the information. Proprietary Information shall not include any information that the Receiving Party can demonstrate by its written records (i) is or becomes generally available to the public without breach of this Agreement, (ii) was in its possession or known by it prior to receipt from the Disclosing Party, (iii) was rightfully disclosed to it by a third party not under an obligation of confidentiality, or (iv) was independently developed without reference to or use of any Proprietary Information of the Disclosing Party. For purposes of this Agreement, User Personal Information and User Account Information is Client Proprietary Information.

5.2. Non-Disclosure.  The Receiving Party shall keep all Proprietary Information strictly confidential and shall not disclose such Proprietary Information to any third party except to its directors, officers, employees, independent contractors and subcontractors who have a need to know such information and who are bound by similar obligations of confidentiality. The Receiving Party shall not use the Proprietary Information of the Disclosing Party except to the extent necessary to perform its obligations under this Agreement. The Receiving Party shall use a commercially reasonable degree of care to protect the Proprietary Information. Each Party shall bear the responsibility for any breach of confidentiality by its employees and contractors.

5.3. Terms of this Agreement. The terms and conditions of this Agreement will be deemed to be the Confidential Information of each Party and may not be disclosed without the consent of the other Party; provided that each Party may: (a) provide a copy of this Agreement or generally describe this Agreement to any third party with which such Party is having bona fide merger or acquisition discussions or with whom such Party combines by merger, acquisition or otherwise under obligations of confidentiality at least as stringent as the confidentiality terms of this Agreement; (b) disclose this Agreement to its directors, officers, and legal and financial advisors, under obligations of confidentiality for such legal and financial advisors at least as stringent as the confidentiality terms of this Agreement; (c) disclose this Agreement to its Affiliates and the Affiliates’ directors, officers and legal and

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financial advisors with a “need to know” such information, under obligations of confidentiality for such Affiliates, and Affiliates’ directors, officers and legal and financial advisors at least as stringent as the confidentiality terms of this Agreement; or (d) summarize this Agreement in a prospectus or registration statement filed by such Party with any state or federal securities regulatory authority; provided, however, that the filing Party shall provide a copy of such summary to the other Party for prompt review and approval prior to filing. In the event the Receiving Party is required by applicable law or by the terms of any listing agreement to file this Agreement with any governmental agency or in any other public forum, the Receiving Party shall use commercially reasonable efforts to redact from such filing the economic terms contained in this Agreement and such other terms as the Disclosing Party may reasonably request.

5.4. Required Disclosure.  Nothing herein shall prevent a Receiving Party from disclosing the Disclosing Party’s Proprietary Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law or by court order; provided, that prior to any such disclosure, the Receiving Party shall (a) promptly notify the Disclosing Party in writing of such requirement to disclose; (b) cooperate fully with the Disclosing Party (at the Disclosing Party’s expense) in protecting against any such disclosure or obtaining a protective order; (c) the Receiving Party discloses only that portion of Proprietary Information that is advised in writing by counsel it is required to disclose; and (d) the Receiving Party uses reasonable efforts to obtain safeguards that confidential treatment reasonably acceptable to the Disclosing Party will be accorded to such Proprietary Information.

5.5. [*] Any contact with Users in any event, shall be done in compliance with this Agreement and upon the prior approval of Client, except that Client hereby approves all contact with Users necessary to provide technical support for issues escalated from Client.

5.6. Return of Proprietary Information. All Proprietary Information shall remain the property of the Disclosing Party and the original and all copies thereof, on whatever physical, electronic or other media such Information may be stored, shall be returned or destroyed (at the Disclosing Party’s option) within ten business days of the Disclosing Party’s request or the termination or expiration of this Agreement.

5.7. Relief.  Each Party agrees that any breach of the obligations in this Section 5 will cause irreparable harm to the Disclosing Party for which Money damages will not be an adequate remedy. Therefore, the Disclosing Party shall, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach of this Section 5 without the necessity of posting any bond.

6. REVENUE SHARE, REVENUE ASSURANCE, PAYMENT TERMS AND TAXES.

6.1. Revenue Share.  Client and Synacor shall share revenues and fees as set forth in Schedule A. With regard to revenue shares, each Party shall pay to the other Party the revenue shares earned on a calendar month basis within [*] from the last day of the month in which the revenues are earned. Any other fees due from Client to Synacor shall be due net [*] from receipt of invoice. Any dispute regarding a payment hereunder must be submitted to the appropriate Party in writing within [*] following receipt of the reporting associated with such inaccuracy. Each Party will make commercially reasonable efforts to resolve inaccuracies promptly ([*] of notice) and accurately. If the Parties are unable to resolve any such disputes [*] of notice of the dispute, the dispute will be referred to the Joint Steering Committee for resolution. All payments shall be made in full in United States dollars, at the appropriate Party’s usual business address or to an account designated by such Party.

6.2. Revenue Assurance. [*] Synacor will make available to Client and the Revenue Assurance Group the following data for the Consumer and Small Business Portals and a combination of the Consumer and Small Business Portals: (i) aggregate number of users unique visitors, page views, average revenues on Advertisements, (ii) any applicable refunds or other adjustments applied for the applicable period; (iii) the Revenue Share Percentage applied (as set forth in Schedule A); (iv) the amount of Fees earned by Client for such period; and (v) such other data sufficient for Client to have all relevant transaction activity and data and information relevant to Synacor’s calculations, to the extent mutually agreed upon by the Parties. If any of the above-referenced data is not available through the Online Reporting System, Synacor shall provide such information to Client in a separate written (including email) monthly report.

6.3. Online Reporting System. Synacor will provide Client access to its online reporting system (the “Online Reporting System”), on which Client may view reporting Synacor generally makes available to its other clients including, without

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limitation, search revenue estimates, high-level site traffic metrics, and other custom metrics upon request. The information is available in a manner that allows Client to segment it by date, and by site (e.g., the Consumer Portal and its various components vs. Small Business Portal and its various components). Synacor will use reasonable commercial efforts to make this Online Reporting System available to Client [*], excluding scheduled maintenance and causes beyond Synacor’s control (such as Internet outages).

6.4.    Reporting by Synacor. As soon as reasonably practicable, but not more than [*] following the last day of each calendar month, Synacor shall provide Verizon, in electronic format, a detailed report for search and display Advertisement activity and related metrics as described in Schedule M and Section 12 below. This report will include at minimum the following information: Search Queries, Portal Page Views and Gross Revenue on all relevant sites referenced in Schedule B. Synacor will provide detailed documentation describing bandwidth costs related to this Agreement each month. The reporting provided by Synacor to Verizon shall be used solely for the purposes of calculating payments under this Agreement and to evaluate the performance of this Agreement.

6.5. Taxes and Costs. For the avoidance of doubt, all fees are in United States dollars and do not include sales, use, value-added or import taxes, customs duties or similar taxes that my be assessed by any jurisdiction. Client shall not be liable for tax payments with respect to this Agreement or Services provided under it, except for state and local sales and use taxes, as applicable to Client. Client shall not be liable for sales, use or other taxes applicable to Synacor. Synacor agrees that it shall be Synacor’s responsibility to withhold all federal, state, or local income taxes, social security taxes, unemployment and other payroll taxes required by law to be withheld from the compensation of its employees or contractors performing work hereunder. Each Party is responsible for all costs associated with the setup, maintenance and other performance obligations of such Party under this Agreement.

7. TERM AND TERMINATION.

7.1. Term.  This Agreement shall commence as of the Effective Date and shall continue thereafter in full force and effect for a period of three (3) years from the launch of Version 3.5 of the Client Branded Portal (“Initial Term”). Thereafter, the Agreement shall automatically renew for up to two (2) terms of two years each (each a “Renewal Term”), and together with the Initial Term, the “Term”), provided however that either Party may prevent an automatic renewal by providing the other Party with at least six (6) months prior written notice of non-renewal.

7.2. Termination for Cause.  In addition to any of its other remedies, either Party may terminate this Agreement: (a) in the event that the other Party materially breaches any provision of the Agreement and the breaching Party fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching Party; or (b) immediately upon written notice to the other Party in the event any assignment is made by the other Party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of such other Party’s property or if a voluntary or involuntary petition under federal bankruptcy laws or similar state statutes is filed against the other Party, or if it dissolves or fails to operate in the ordinary course.

7.3. [*]

7.4. Client Termination. Client may terminate this Agreement or any part of the Services provided by Synacor upon thirty (30) days written notice if any of the following events occur: (i) Chronic failure as set forth in Schedule G; (ii) Synacor is acquired by or otherwise comes under Control of any Verizon Competitor, as described in Section 18(a), or (iii) revenue payments are not received from Synacor for any three (3) months during a rolling six-month period.

7.5. Effects of Termination.  Upon any expiration or termination of this Agreement, all rights and obligations of the Parties shall cease, except that: (a) all obligations that accrued prior to the effective date of termination or during the wind-down period described below (including without limitation, all payment obligations) shall survive termination; (b) each Party shall destroy or return to the other Party all of the other Party’s Proprietary Information in its possession or under its control; and (c) Synacor shall, after providing Client with an electronic copy of such information and data in a mutually agreeable format, delete archived account information and other transaction data. The provisions of Sections 4.2 (Ownership), 4.4 (Restrictions), 5 (Confidentiality), 6 (Synacor Revenue Share and Taxes), 8 (Representations and Warranties; Indemnities), 9 (Limitations of Liability), 10 (Open APIs and RSS Feeds), 13 (General Provisions) and this Section 7 shall survive any termination or expiration of this Agreement.

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7.6. Wind-Down. In the event of any expiration or termination of the Agreement or any part of the Services for any reason, the Parties mutually agree as follows:

(a)    [*]

(b.)     [*]

(c.)    [*]

(d.)    [*]

(e.)     [*]

(f.)     [*]
7.7. Escrow.

(a) Maintenance of Escrow Agreement. At Client’s option and at Synacor’s expense, within [*] after the Effective Date, Synacor shall add Verizon as a beneficiary to its existing Escrow Agreement between Synacor and Iron Mountain (“ the Escrow Agent”) a copy of which is contained in Exhibit N, for the term of the Agreement to secure Client’s rights hereunder (the “Escrow Agreement”). The Escrow Agreement shall be an agreement separate from, but supplemental to, this Agreement. Such Escrow Agreement shall be established and maintained for the benefit of Client, Synacor will notify Client [*] before terminating any agreement with the Escrow Agent named above. Synacor agrees to immediately enter into a similar agreement with another escrow agent, acceptable to Client; such acceptance will not be unreasonably withheld. Failure to enter into such Escrow Agreement shall be deemed to be a material breach by Synacor for which Client shall be entitled to terminate this Agreement pursuant to Section 7.2.

(b) Escrow Deposits. Upon adding Client as a beneficiary to the Escrow Agreement, Synacor shall deposit copies of the then-current Escrow Materials with the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, which deposit shall be promptly and routinely supplemented by Synacor and otherwise kept current so as to accurately reflect the source code for the then current version of the software utilized to provide the Client Branded Portals (including releases or updates provided to Client hereunder as well as any other material upgrade or modification of or enhancement thereto), and the same shall be part of the Escrow Materials. Synacor shall designate a mutually acceptable neutral third party who, at the expense and request of Verizon made from time to time shall audit the materials deposited with the Escrow Agent for purposes of determining whether Synacor has fulfilled its deposit obligations.

(c) Escrow Release Events. Occurrence of any of the following triggering events, each an “Escrow Release Event”, will permit Client to obtain the Escrow Materials held in Escrow and Client shall have the right to use such source code solely in accordance with the purposes and rights set forth in this Agreement.

i.	[*]

ii.	Synacor files a voluntary petition in bankruptcy; or

iii.	Synacor is adjudged bankrupt; or

iv.	a court assumes jurisdiction of the assets of Synacor under a federal reorganization act; or

v.	a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the Synacor; or

vi.	Synacor becomes insolvent or suspends its business; or

vii.	Synacor makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.

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(d) License to Use Escrow Materials. Upon release of the Escrow Materials, Client shall have a license to use such Escrow Materials to maintain the Client Branded Portals until such time as Client migrates to a replacement service. Release of the Escrow Materials does not convey ownership thereof.

8. REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

8.1. Synacor Representations and Warranties. Synacor represents and warrants to Client that now and during the Term, (a) it has all rights necessary to enter into and perform this Agreement and to grant the limited rights and licenses granted herein including, without limitation, all necessary rights in the Services, the Synacor Sourced Content and [*], and that Synacor’s performance under this Agreement and its provision of the Services including, without limitation, the Synacor Sourced Content and Advertisements will not infringe any third party rights, including but not limited to any third party intellectual property rights, copyrights (including, without limitation, music synchronization and performance rights and dramatic and non-dramatic music rights), trademark rights, patent rights or rights of privacy or publicity of any third party (collectively, “Intellectual Property Rights”); (b) Synacor has and will have licenses or other legal rights sufficient to perform its obligations under this Agreement from the Synacor Providers of the Synacor Sourced Content, from the Search Services Providers; and from providers of Advertisements that are live, displayed or otherwise on the Client Branded Portals; (c) Synacor will use commercially reasonable efforts to ensure that Synacor Sourced Content does not violate any applicable law, including but not limited to such item being libelous, slanderous, obscene, defamatory or indecent, misleading, inaccurately described; (d) Synacor will use efforts commensurate with industry standards to (i) screen its proprietary software against viruses, worms, spyware and adware (“Malicious Agents”), promptly notify Client and remove any such Malicious Agents of which it becomes aware as soon as practicable, and (ii) not knowingly install or knowingly cause to be installed on any User’s computer or operating system any spyware, adware or other software, code or routines that interfere with, alter or modify a user’s computer or software or which monitors, records or transmits user information (including without limitation credit card or password data), key strokes, URL visits or Internet use, without a user’s knowledge and consent; (e) in its allowed collection of User Personal Information, User Account Information and any CPNI pursuant to the implementation and provision of Services under this Agreement, Synacor will at all times, take reasonable steps to ensure the security of the User Personal Information, User Account Information and any CPNI, including protecting it from intrusion (electronic or physical) by or disclosure of such information to unauthorized third parties, and to remain in compliance with the provisions of this Agreement pertaining to User Personal Information, User Account Information and CPNI and all applicable federal and state laws, rules and regulations related to the security and storage of such information; (f) it will ensure the Direct Advertisements placed on the Client Branded Portal meet the guidelines attached hereto and made a part hereof in Attachment A, Attachment B and Attachment C to Schedule D; (g) it will use commercially reasonable efforts to ensure the non Direct Advertisements placed on the Client Branded Portal meet the guidelines attached hereto and made a part hereof in Attachment A, Attachment B and Attachment C to Schedule D; (h) the Services provided by Synacor under this Agreement shall be provided in accordance with applicable laws and regulations including but not limited to laws and regulations applicable to its provision or use of the Services including, without limitation, OFAC regulations, export laws, anti-bribery laws, and all laws and regulations applicable to User Personal Information and CPNI, privacy, data security, unsolicited electronic mail and spyware or other harmful code or routines; (i) the Services will be provided by qualified personnel; and (j) Synacor shall not send or authorize the sending of unsolicited, bulk commercial email or other online communication to Client Users in violation of applicable anti-spam laws or Client policies communicated in advance to Synacor, and it shall use commercially reasonable efforts to ensure that its Advertisers are not obtaining Client User’s email address or Personal Information from Synacor or from cookies placed on the Client Branded Portal.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, SYNACOR MAKES NO WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ACCURACY, ADEQUACY OR COMPLETENESS OF THE SERVICES OR ANY WARRANTIES RELATED TO THE CONTENT PROVIDED TO CLIENT OR THE RESULTS TO BE OBTAINED FROM THEIR USE. SYNACOR DOES NOT WARRANT THAT THE SERVICES WILL MEET THE REQUIREMENTS OF CLIENT OR THOSE OF ANY THIRD PARTY AND, IN PARTICULAR, SYNACOR DOES NOT WARRANT THAT THE SYSTEM WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

8.2. Client Representations and Warranties [*] EXCEPT AS EXPRESSLY PROVIDED HEREIN, CLIENT MAKES NO WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR

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IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

8.3. Synacor Indemnifications. Synacor shall indemnify, defend and hold Client, its Affiliates and each of their respective officers, directors, employees, representatives, licensors and agents (collectively the “Client Parties”) harmless from and against any and all third party claims, allegations, suits, actions, investigations, judgments, deficiencies, settlements, inquiries, demands or other proceedings of whatever nature or kind, whether formal or informal (collectively “Claims”) brought against any of the Client Parties and against any and all costs, damages, liabilities, charges, losses, fees and expenses including reasonable attorney’s fees (collectively “Liabilities”) incurred by Client related to Claims arising from (a) Synacor’s breach of any of its representations and warranties set forth herein; (b) any claim that the Services or the Synacor Sourced Content infringe the Intellectual Property Rights of any third party; and (c) any claim for libel, defamation, violation of right of privacy or publicity, copyright infringement, trademark infringement or other infringement of any third-party right, fraud, false advertising, misrepresentation, product liability or violation of any law, statute, ordinance, rule or regulation throughout the world in connection with the Advertisements sourced directly or indirectly by Synacor or the Synacor Sourced Content (unless such Advertisement or Synacor Sourced Content has been modified by Client without the written consent of the Advertiser, Content Provider, or Synacor). Synacor agrees that it may not, without Client’s prior written consent, enter into any settlement or compromise of any claim that results in any admission of liability or wrongdoing on the part of Client or its Affiliates, which consent shall not be unreasonably withheld or delayed.

8.4. Client Indemnifications [*]

8.5. Claims. In case any Claim is brought by a third party for which a Party (the “Indemnifying Party”) is required to indemnify the other Party (the “Indemnified Party”) pursuant to this Section 8, the Indemnified Party shall provide prompt written notice thereof to the Indemnifying Party (provided, however, that any failure or delay in notice shall not excuse the Indemnified Party of its obligations hereunder) of such Claim, and the Indemnifying Party shall assume the defense of such Claim. The Parties shall cooperate reasonably with each other in the defense of any Claim, including making available (under seal if desired, and if allowed) all records reasonably necessary to the defense of such Claim, and the Indemnified Party shall have the right to participate in the defense of such Claim with counsel of its own choosing at its own expense. The Indemnifying Party shall not enter into any settlement of any Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld) if Indemnified Party’s rights would be directly and materially impaired thereby, of if such settlement results in any admission of liability or wrongdoing. Without limiting the foregoing, in the event of any Claim or threatened Claim of infringement involving a portion of any Software and/or Services provided by Synacor, Synacor may (at Synacor’s option) (i) procure the right or license for Client to continue to use and otherwise exploit in accordance with the terms hereof such portion of the Software and/or Services on commercially reasonable license terms; or (ii) modify or alter (to the extent that Synacor has rights to so modify or alter), or delete any such portion of the Software and/or Services, as the case may be, so as to make such portion non-infringing while maintaining substantially comparable functionalities and capabilities of such parts of the Software and/or Services that are material to Client’s then-current or demonstrably anticipated use hereunder. If options (i) and (ii) are not commercially reasonable, either Synacor or Verizon may terminate this Agreement or the rights and licenses granted hereunder.

9. LIMITATIONS OF LIABILITY.

9.1 Limitation on Indirect Liability. EXCEPT AS SET FORTH IN SECTION 9.3, NEITHER PARTY MAY BE HELD LIABLE UNDER THIS AGREEMENT FOR ANY DAMAGES OTHER THAN DIRECT DAMAGES,  EVEN IF THE PARTY IS AWARE OR SHOULD KNOW THAT SUCH DAMAGES ARE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY.

9.2 Limitation on Amount of Liability.   IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY (A) OF SYNACOR AND ITS AFFILIATES TO CLIENT AND ITS AFFILIATES, OR (B) OF CLIENT AND ITS AFFILIATES TO SYNACOR AND ITS AFFILIATES, UNDER THIS AGREEMENT FOR ANY REASON FROM ALL CAUSES OF ACTION OF ANY KIND, EXCEED US [*] Each Party’s payment obligations to the other Party are not subject to this Section 9.2

9.3.	Exceptions to Limitations.

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(a) As to Synacor, these limitations do not apply to breaches of confidentiality obligations, or Indemnification obligations.
(b) As to Client, these limitations do not apply to Indemnification obligations

10. OPEN APIs AND RSS FEEDS.

From time to time, Synacor may offer Client the ability to include certain functionality on the Client Branded Portal that Synacor has integrated via publicly available open APIs, RSS feeds, or similar technology. The providers of open APIs and RSS feeds often (i) do not include product representations, warranties or indemnifications in their terms of use, (ii) make no commitment that the functionality will continue to be available, and (iii) disclaim liability associated with such products. Notwithstanding the above, Synacor shall use commercially reasonable efforts to ensure that any publicly available open APIs, RSS feeds, or similar technology shall meet the level and quality as required by Verizon. If Verizon chooses to include functionality on the Client Branded Portal that Synacor has integrated via publicly available open APIs, RSS feeds, or similar technology and for any reason the open APIs or RSS Feeds do not meet such level and quality, or if they otherwise violate any third party rights, notwithstanding anything herein to the contrary, as Verizon’s sole remedy, Verizon may, if practical, immediately remove (or request that Synacor immediately remove) such publicly available open APIs, RSS feeds, or similar technology from being accessible to Users.

11. PUBLICITY. Except as it relates to Client’s marketing of the Client Branded Portals and related matters, neither Party will issue any press release or make any public announcements, nor otherwise disclose any information concerning this Agreement without the prior written consent of the other.

12. RECORDS AND AUDIT.

12.1. Audit.

(a) Each Party shall have the right to audit the books and records of the other Party solely relating to this Agreement upon reasonable notice and at its’ expense, not more frequently than annually during the Term of the Agreement and for a period of [*] thereafter and to take extracts from and/or make copies of such records. Each Party shall maintain during the Term and for a period of [*] thereafter all books, records, accounts, and technical materials regarding its activities in connection herewith sufficient to determine and confirm all amounts payable to the other Party and all compliance with all other material obligations hereunder. Upon a Party’s request and with reasonable notice, the other Party will permit one or more representatives of an auditor or agent of the requesting Party’s choice to examine and audit, during normal business hours, such books, records, accounts, documentation and materials, and take extracts therefrom or make copies thereof for the purpose of verifying the correctness of payments made pursuant hereto and/or compliance with the other material obligations hereunder. Unless otherwise agreed by the Parties in writing, such examination shall be in material accordance with generally accepted accounting principles. The audited Party shall pay any unpaid delinquent amounts within ten days of the other Party’s request. To the extent such examination discloses an underpayment greater than [*], the audited Party shall fully reimburse the other Party, promptly upon demand, for the reasonable fees and disbursements due the auditor for such audit; provided that such prompt payment shall not be in lieu of any other remedies or rights available to such other Party hereunder. In all other events, all fees and expenses of the auditing Party’s auditor or agent under this Section shall be paid by the auditing Party. If an audit reveals an overpayment, the auditing Party shall promptly notify the other Party and shall pay the amount of any such overpayment to the other Party within [*] thereafter.

(b) If any report of an audit under the provisions of subsection (a) of this Section discloses to the auditing Party any underpayments or overpayments, a copy of such audit report shall be promptly delivered to the audited Party. Unless the amount of any underpayment or overpayment shown on such report is disputed by the audited Party, in writing (a “Notice of Dispute”), within [*] after receipt of the audit report, the audit report shall be deemed accepted and all amounts due thereunder shall be paid pursuant to subsection 11(a). In the event that Client and Synacor have not resolved all disputed items to their mutual satisfaction within [*] after a Notice of Dispute has been received by the auditing Party, they shall promptly submit such audit report and all supporting work papers to an independent accounting firm of national stature in the United States selected by mutual agreement of Client and Synacor for binding review of any disputed items. All costs and expenses of such review shall be apportioned between the Parties on the basis of each Party bearing the expense of that

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portion of the review which shall be related to disputed items that are resolved against such Party. If Client and Synacor are unable to agree upon the selection of an independent accounting firm of national stature in the United States to perform the binding review of any disputed items, the determination and selection of the independent accounting firm of national stature shall be settled by arbitration in New York, New York in accordance with the rules and regulations of the American Arbitration Association.

(c.) In no case will information shared under this Section include confidential information of third parties including, without limitation, Personal Information relating to Verizon’s customers or highly sensitive information of Verizon including, without limitation, classified, restricted, or legally privileged information.

13.     Background Checks.

13.1.
For each of the employees that Synacor wishes to assign to perform Services for Client, Synacor shall certify to Client that it has used commercially reasonable efforts to conduct, or use an agency to conduct, on a pre-employment basis, criminal history checking, and verification of education, employment history, Social Security Number and legal right to work, as described herein (collectively referred to as “background checking”). For purposes of this Section, “employee” shall include Synacor’s employees only. Background Checking, at a minimum, shall include the following:

13.1.1    A criminal history check consisting of upper and lower County criminal searches for felony and misdemeanor criminal convictions. The foregoing notwithstanding, a criminal history check must, in any event, include felony and misdemeanor criminal convictions (or the equivalent thereof under relevant non-US law) in all locations where the employee to be assigned has resided, has been employed, or has attended school in the seven (7) year period immediately preceding his or her employment with Synacor, and a check of U.S. Government Specially Designated National and export denial lists, including but not limited to OFAC screening. Synacor shall contract with a reputable national background investigation company that maintains, has access to, or will obtain, the foregoing information. During the Term, in addition to the pre-employment OFAC screening, Synacor will conduct OFAC compliance screening in accordance with applicable federal law on an annual basis for its employee and subcontractor customer sales and support team assigned to directly support the Client. Such OFAC screening will include the names of those screened, the locations where they will be working, and the date of the screening and the results of such screening. For any period of time encompassed in the foregoing background check requirement when the employee or contractor was resident outside of the United States, such background checking shall be conducted by a reputable investigative agency that conducts background checking in the relevant country(ies) for global technology firms, utilizing database checking, field checking and interviews as needed. The criminal history check shall also include an all states check of available national and state sex offender registries.
13.1.2     The highest diploma, degree or certificate earned during secondary education shall be verified.
13.1.3. Recent employment history shall be verified for at least the previous seven (7) years of employment and military service, or less if the employee was a full-time student during that period.
13.1.4    The name to which employee’s Social Security Number is attributed shall be verified.
13.1.5    The employee’s citizenship, most recent country of permanent residence, and legal right to work in the jurisdiction in which the employee will be performing Services for Client shall be verified within eight (8) days of such employee’s hire date through e-Verify electronic I-9.

13.2.
For any period of time encompassed in the foregoing background check requirement when the employee was resident outside of the United States, such background checking shall be conducted by a reputable investigative agency that conducts background checking in the relevant country(ies) for transnational technology firms comparable to Client, utilizing database checking, field checking and interviews as needed. The criminal convictions check shall include the equivalent, under relevant non-US law, of those convictions described in Section 13.1.

Synacor shall secure from each employee who provides Services to Client such employee’s written consent to perform the background checking specified in this Section 13.

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13.3.
Synacor will not assign, without Client’s written authorization, any employee to provide Services to Client if such employee’s background check described above reveals that the employee: has been convicted of a felony during the seven-year period preceding their employment with Synacor (or the equivalent thereof under relevant non-US law). The foregoing shall not apply to a minor traffic violation (a moving traffic violation other than reckless driving, hit and run, driving to endanger, vehicular homicide, driving while intoxicated or other criminal offense involving gross negligence, recklessness, intentional or willful misconduct while operating a motor vehicle), to a conviction that has been legally expunged; or does not have the legal right to work in the jurisdiction in which the employee will be performing Services for Client.

13.4. Synacor shall use commercially reasonable efforts to include in its contracts with all permitted subcontractors and agents, a requirement that such subcontractors and agents (a) conduct a pre-employment criminal background check on each of their respective employees who perform Service to Client, and (b) prohibit any individuals who have a conviction or deferred-adjudication history of any crime that indicates the individual may pose a serious risk of injury to a customer or prospective customer from providing services to Client under this Agreement.

14. Foreign Based Services. Synacor represents and warrants that the Service provided hereunder will not be provided, directed, controlled, supervised, or managed, and no data or Verizon customer communication (voice or data) relating to any such service shall be stored or transmitted, at, in, or through, a site located outside of the United States without the advance written consent of Verizon and without obtaining the required licenses and approvals prior to movement outside the United States. For clarity, the foregoing shall not prohibit Synacor from using off-shore resources for development of the Services. Synacor agrees that, in the event it comes into possession of any Verizon customer data, no such data shall be stored or transmitted, at, in or through, a site located outside of the United States without the advance written consent of Verizon. For purposes of this provision, the term “Verizon customer data” shall mean: (a) any subscriber information, including, without limitation, name, address, phone number or other personal information of any Verizon subscriber; (b) any call-associated data, including, without limitation, the telephone number, internet address or similar identifying designator associated with a communication; (c) any billing records; (d) the time, date, size, duration of a communication or the physical location of equipment used in connection with a communication; or (e) the content of any Verizon customer communication.;

15. Export. The Parties acknowledge that the export, import, and use of certain hardware, software, and technical data provided under the Agreement is regulated by the United States and other governments and agrees to comply with all applicable laws and regulations, including the U.S. Export administration Act, the regulations promulgated there under by the U.S. Department of Commerce, and any other applicable laws or regulations. Without limiting the generality of the foregoing the Parties further agree:
a. The Parties shall not export, re-export, release, transfer or allow the diversion of any items, hardware, software, technology, or the direct product of such technology obtained by Parties under this Agreement without first complying fully with all applicable law and obtaining any and all required licenses from US and other governmental authorities.
b. The Parties shall not conduct business with any company, individual, organization or country that is subject to trade sanctions, embargoes, or other restrictions under US law, nor any entity that is involved in an end use prohibited under US law including but not limited to chemical or biological weapons proliferation or nuclear or missile technology proliferation, in either case without complying fully with all applicable law and obtaining any and all required licenses from US and other governmental authorities.
c. The Parties shall cooperate with and provide to the appropriate authority all necessary information needed to facilitate full compliance with all trade-related laws and regulations.
16. Security.

16.1.
Security Levels. Synacor will maintain levels of security consistent with industry standards, but in no event less than reasonable level of security. Synacor will implement commercially reasonable industry standards to guard against external breaches of security as well as the loss, misuse or unintended distribution of customer data and other information.

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16.2.
Co-operation with Law Enforcement or Civil Subpoenas. Upon receipt by either Party of notice of a law enforcement demand (e.g. subpoena, court order or Title III order) or civil subpoena or court order, the Parties will cooperate fully with ach other and the receiving Party will respond promptly in compliance with the timeframes set forth in such legal process.

16.3.
Security Incident Reporting Obligations. [*] Synacor shall at all times comply with applicable laws regarding the reporting of Security Incidents, including without limitation, those laws pertaining to disclosure of lost or stolen personally identifiable or credit card information.

16.4.	[*]

16.5.	[*]

16.6.	Synacor and any approved subcontractors shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations, rules, codes and orders (collectively “law”) in performance of this Agreement, including but not limited to any laws pertaining to employment of labor, hours of labor, OFAC regulations, export laws, health and safety, payment of wages, payment of taxes, and with those laws and the provisions of this Agreement that apply to the safeguarding, protection, and disposal of User Personal Information, User Account Information and CPNI. In the event of an unauthorized disclosure of User Personal Information, User Account Information and CPNI in violation of the foregoing, Synacor shall provide notice of same by e-mail to [*] within [*], and to the contract notice addressee set forth in Section 18(h) (Notices) by the means set forth therein. In addition, no person conducting or assisting in an investigation on behalf of Client, whether employed by Synacor or by an approved subcontractor, shall make any false statements to obtain information. Synacor shall also procure any required permits or certificates necessary to perform its obligations under this Agreement. Synacor and any approved subcontractor shall indemnify and hold Client harmless against all Claims (as defined in Section 8.3) arising out of or related to such noncompliance.

16.7.    Security Audit.
(a) In addition to other security related provisions in the Agreement and other Exhibits to the Agreement, if there are changes made by Synacor to its security document set forth in Schedule J, Synacor will provide an updated written copy of such updated systematic security plan to Client within [*] of the Effective Date. Within such plan, Synacor shall provide its security procedures in place within its network as well as its physical security procedures. Synacor shall comply with Client’s reasonable security requirements as may be provided to Synacor in writing.

(a)
Once per calendar year during the Term, upon Client’s written request Synacor shall [*] have a security audit performed by a reputable security audit company selected by Synacor and agreed by Client (such agreement not to be unreasonably withheld). In the event the audit costs more than [*] Additional such security audits shall be performed if a specific and material risk relating to Synacor’s non-disclosure or security obligations hereunder arises; such additional audit shall be [*] if the specific and material risk relates in particular to Synacor, but shall be at [*] if the specific and material risk does not relate particularly to Synacor (for example, if a security incident at another Client vendor causes Client to conduct additional security audits of a number of its vendors). [*] The Parties will determine the scope of any security audit by mutual agreement, but each such audit will, at a minimum, examine, describe and evaluate, and make recommendations with respect to security measures employed by Synacor to meet its obligations under this Agreement.

(b)
Each Party shall be entitled to receive a copy of any written report or recommendations resulting from any such audit; such report shall constitute Confidential Information of Synacor. Synacor shall promptly implement changes based on any security audit recommendations that are identified as necessary to address high risks. Synacor shall be under no obligation to bear the costs of implementing any changes recommended by the security audit company if and to the extent such costs are unreasonable as compared to the revenues received by Synacor pursuant to this Agreement; provided however, that [*] Except to the extent Client sustains actual damages as a result of its termination of the Agreement under this subsection, such termination by Client in and of itself shall not give rise to any liability against either Party

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(c)
In the event the auditing company makes recommendations other than those to address high risks, the Parties shall negotiate in good faith whether such recommendations should be implemented and how the costs of such changes should be allocated between the Parties.

16.8.
Security Standards. As of the Effective Date, Synacor abides by the security standards set forth on Schedule J (“Security Standards”). Syancor will provide Client any updates or changes to those security standards as those may occur.

17. GOVERNANCE.

17.1. Joint Steering Committee.

(a)
Verizon shall appoint two (2) representatives and Synacor shall appoint two (2) representatives to serve as members of a four (4) person Joint Steering Committee (the “Joint Steering Committee”), each of whom shall be an employee of the Party appointing the representative with a position of appropriate authority. Each Party's initial representatives to the Joint Steering Committee are identified in Exhibit L. Each Party may change its Joint Steering Committee representatives by giving ten (10) days written notice thereof to the other Party.

(b)
The Joint Steering Committee shall be the appropriate forum to discuss all material concerns and major decisions relating to this Agreement. It is the intent of the Parties that the Joint Steering Committee shall act quickly to address issues and resolve concerns and disputes in a manner that is consistent with the status of the Parties as strategic business partners. Each Party's representatives to the Joint Steering Committee shall communicate with one another as necessary to perform the Parties' respective obligations hereunder.

(c)
The Joint Steering Committee shall conduct regular meetings, on no less than an annual basis, and shall also meet as often as necessary either in person or by telephone. The Joint Steering Committee shall meet at mutually acceptable times and locations. Any Party may call a Joint Steering Committee meeting upon reasonable written notice. All decisions by the Joint Steering Committee must be unanimous and in writing to be binding on the Parties. The Joint Steering Committee is not authorized to amend, alter or extend this Agreement in any manner.

17.2	. Project Teams.

(a)
Each Party shall designate one person as such Party’s “Team Leader,” and such Team Leader shall be responsible for overall project administration, day to day operations and shall be such Party’s primary liaison with the other Party. Further, each Party shall designate representatives to participate on the following mutually agreed “Project Teams”. Each Project Team shall have a project leader. The project leader of each team shall report regularly to the Team Leaders designated pursuant to this Section 17. Each Project Team shall have a number of representatives as designated by each Party in its sole discretion, which may be as few as one from each Party. Each Project Team shall meet as often as is deemed necessary by the project leader of such Project Team. Synacor will keep Client’s Team Leader informed when collaborating with various Client organizations, such as Product Line Management, Project Management, Creative, E-Care and Tech Support and with external workgroups (as needed).

(b)
Additional Committees. The Parties shall appoint representatives to participate on a Product Planning Committee, a Security Committee, a Technical Support and an Operations Committee, a Marketing and Advertising Committee, an Infrastructure Planning Committee and such other committees as the Parties or the Joint Steering Committee may mutually agree are appropriate (each, a “Project Committee”).

(c)
Product Planning Committee. The Product Planning Committee shall be responsible for overseeing the development, operation, and ongoing maintenance of, as well as discussing the product roadmap for, the Services. The Product Planning Committee and any other appointed committees shall meet regularly and communicate with one another as necessary to perform the Parties’ respective obligations hereunder. Each Party may change its representatives to any of the committees by giving written notice to the other Party.

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i)
Roadmap. At least [*] during the Term, Synacor shall disclose to Verizon, through the Product Planning Committee, a roadmap plan, including, as appropriate, the functionality and schedules of plans for enhancements, social media, customer experience, modifications and additions to the Service, search, advertising, and other Synacor features, products, or services that would impact the revenue share or Verizon’s technical support requirements under this Agreement (the “Roadmap”).

(a)
Security Committee. Each Party will promptly respond to reasonable inquiries from the other Party regarding security breaches, fraudulent activity, denial of service attacks, and other security-related issues with respect to the Services and provide all reasonable assistance to such Party in helping investigate such issues. The Parties will create a Project Committee that will meet at least [*] to discuss any security, fraud, spam, malicious code (e.g., Viruses) or similar issues with respect to each Party’s network and the Services. If either Party raises material concerns during a meeting about the foregoing issues, the members will use reasonable efforts to develop and implement a plan acceptable to both Parties to mitigate such concerns, which may include a security audit, performed in a manner, at a time, and by a third party security firm acceptable to both Parties, and paid for by the Party requesting the audit.

(b)
Technical Support and Operations Committee – will plan for service launches and updates and meet regularly to review call drivers and opportunities to reduce customer complaints as well as focus on continuous improvements to the availability, performance levels and processes supporting the Services.

(c)
Marketing, Search and Advertising Committee – will meet regularly and plan for the ongoing support of Verizon Marketing Campaign’s utilizing mutually agreed Client Branded Portal tools. This committee will also focus on continuous improvement to Search and Advertising operations and performance.

(d)
Infrastructure Planning Committee – The Parties will meet from time to time to identify, discuss and plan longer term data center, network, server, software and / or other components which will support world class performance and reliability for the Services including targets for load balancing, non-service impacting fail-overs, and continuous improvements in page load times, security solutions and evolving technologies.

(h) Notwithstanding anything contained in this Section 17, the committees will use commercially reasonable efforts to come to mutual agreement on any topics, plans, or projects discussed.  [*]

18. GENERAL PROVISIONS.

(a)
Compliance with Laws; Policies: Each Party will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Agreement. Each Party will comply with its applicable policies in fulfilling its obligations under this Agreement. Each Party will comply with its legal obligations to produce information in response to court orders, subpoenas, and other legal process, subject to the provisions of Section 5.

(b)
Assignment: This Agreement is not transferable by either Party without the other Party’s prior written consent (which shall not be unreasonably withheld), except that either Party may (without consent) assign its rights and obligations hereunder to any of its Affiliates or to any successor to all or substantially all of its business (by sale of equity or assets, merger, consolidation or otherwise). However, if Synacor is acquired by a Verizon Competitor, Synacor will provide Client notice thereof, and Client will have the right to terminate this Agreement as a result thereof provided notice is received pursuant to Section 7.4 no later than one year from the date the notice was received by Client. For purposes of this Section only, a Verizon Competitor shall be one or more of the companies listed in Schedule O. This Agreement will be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the Parties.

(c)
Entire Agreement: This Agreement constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written); between the Parties concerning the subject matter of this Agreement. In the event of any conflict or inconsistency between the terms and conditions in the Master Agreement and any Supplement, the terms and conditions of the Supplement will prevail unless such Supplement

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expressly provides otherwise. Any different or additional terms contained in any purchase order, confirmation or similar form, even if signed by the Parties after the date hereof, shall have no force or effect.

(d)
Independent Contractors: The Parties hereto are independent contractors, and no agency, partnership, joint venture, or employment relationship is created as a result of this Agreement and neither Party has any authority of any kind to bind the other in any respect.

(e)
Third Party Beneficiaries: This Agreement is intended for the sole and exclusive benefit of the Parties hereto. Except for the Parties hereto or as may be expressly provided in any Supplement, no third party shall have any right to rely upon this Agreement for any purpose whatsoever.

(f)
Waiver: The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No change, modification or waiver to this Agreement will be effective unless in writing and signed by both Parties.

(g)
Illegality or Unenforceability: In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable.

(h)
Force Majeure. A Party’s non-performance under this Agreement shall be excused if and only to the extent that such non-performance is due to a cause beyond such Party’s reasonable control, including but not limited to governmental action, acts of terrorism, earthquake, fire, flood or other acts of God, labor strikes, work stoppages or slowdowns or other job actions, power failures and Internet-wide disturbances; provided that the adversely affected Party may terminate this Agreement if such failure or delay is material and continues for more than thirty (30) consecutive days.

(i)
Notices: All notices or other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given when received, if personally delivered; when receipt is electronically confirmed, if transmitted by facsimile or e-mail; the day after being sent, if sent for next day delivery by recognized overnight delivery service; or upon receipt, if sent by certified or registered mail, return receipt requested. Either Party may change its address for the purpose of this paragraph by giving written notice to the other Party of such change. Notices to shall be addressed as follows:

[*]

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(a)
Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA without regard to the conflicts of laws provisions thereof. Exclusive jurisdiction and venue for any action arising under this Agreement is in the federal and state courts located in New York, and both Parties hereby consent to such jurisdiction and venue for this purpose.

(b)	Headings: Headings are for convenience only and shall in no way affect interpretation of the Agreement.

(c)
Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SYNACOR, INC.	VERIZON CORPORATE SERVICES GROUP INC.

By:    /s/ Ronald Frankel                By:     /s/ W.R. Mudge

Name:     Ronald Frankel                    Name:     W.R. Mudge

Title:    President & CEO                    Title: President Consumer & Mass Business Markets

Date:    7-25-11                        Date:    7-22-11

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SCHEDULE A
TO
MASTER SERVICES AGREEMENT

PRICING SCHEDULE

This Schedule A is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The revenue share and fee structure for the Services are set forth below.

1.	Revenue Share Structure, Limitations and Fees: The following Revenue Share structure, additional fees and limitations shall apply to the Services provided under this Agreement.

(a)	Search Services and Advertising Revenue Share: [*]

(b)
Premium Offering Fees: Compensation for Premium Offerings (either Synacor Sourced or Client Sourced), if any will be as identified in Schedule E. Once agreed upon by the Parties in writing, then such Premium Offering fees may be paid by a reduction or increase in the revenue shares set out in Section 1(a) or as otherwise agreed according to Schedule E.

(c)	Infrastructure Costs: [*]

(d)
Bandwidth Costs: Unless otherwise mutually agreed by the Parties in writing, Synacor shall be responsible for obtaining all necessary bandwidth to provide the Service to Users and Subscribers and Synacor will bear [*] of the costs associated therewith, including but not limited to content distribution network costs related to the inclusion of video (excluding video related to services like FiOS or Flexview) on the Client Branded Portals, and Client [*], via a reduction in the Search and Advertising Revenue Share funds distributed to Client. In no event will the Bandwidth Costs attributed to Client exceed [*] Upon written request from Client to Synacor, the Parties agree that they will meet and discuss in good faith the commercial feasibility of Synacor utilizing the Verizon Digital Media Service once Verizon makes the service commercially available. The Parties agree that if

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Synacor contracts with Verizon Digital Media Service and pursuant to such contract, Synacor obtains bandwidth to provide the Service to Users, the Parties will agree in writing on any applicable adjustments to the Bandwidth Costs allocation set forth in this Agreement.

(e)
Professional Services: Customizations not specified as part of the initial launch process or beyond the reasonable scope of ongoing support are considered professional services and may be provided for an additional, mutually agreed upon fee.

(f)	Payment Terms: All payments due from Synacor to Client under this Agreement shall be made within [*] after the end of each month in which the applicable revenue share was earned.

SCHEDULE B
TO
SYNACOR MASTER SERVICES AGREEMENT

PORTAL SERVICES

This Schedule B is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

This Schedule is separated into two sub-schedules, Schedule B-1 and Schedule B-2. Schedule B-1 addresses those Portal Services from Synacor for the Client consumer portal and Schedule B-2 addresses those Portal Services from Synacor for the Client small business portal.

Schedule B-1
TO
SYNACOR MASTER SERVICES AGREEMENT

CONSUMER PORTAL

Introduction. Synacor will provide Client with Portal Services for its consumer customers as set forth in this Schedule B-1. As of the Effective Date, Client operates a consumer portal which is referred to herein as “Version 2.0”. During the Term, Synacor will provide Client components for a modification of Client’s existing consumer portal as set forth herein, an independently designed portal which may integrate some ongoing Client modules which will be Version 3.0, and a revised 3.0 portal which will be Version 3.5. However, the overall architecture flow is subject to change throughout the Term if agreed upon in writing by both Synacor and Verizon.

1.	Phase 1 – Version 2.1 Phase 1 – Version 2.1 Phase 1 will be based on Version 2.0 with the changes set forth below. The changes to be included in Phase 1 are:

(a)
Synacor’s Search and Advertising Services as set forth in Schedules C and D will replace such services previously provided by Client, and integrate Client’s house advertising. The Search Box, including search query input components and the web Search Engine Results Page (“SERP”) will be provided by Synacor, jointly designed by Synacor and Client, and shall conform to industry, Client, and the Search Service Provider’s standards. Client may include other search services, such as site search or shopping search services and advertising, on the Client’s consumer portal utilizing the same search bar as for web search services as set forth in Schedules C and D, provided that Client will not include any other general web search services on the consumer portal. Synacor will provide advertising sales for each of the third party advertising placements and will incorporate Client house ads in Client ad modules and/or in rotation with third party ads as agreed by the Marketing and Advertising Planning Committee and in Schedule D. Client may also provide advertising sales

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for third party advertising placements on the Consumer Portal subject to the terms and conditions of Schedule D.

(b)
Toolbar: Synacor will provide the URL and any other technical compatibility information or functionality needed to ensure a functioning search box in Client’s toolbar will be supported, from which search queries may be entered and which will provide web search results on Synacor’s SERP which search queries and search results shall be separately identified in all search reporting.

2.	Phase 2 - Version 2.1 Phase 2 –Phase 2 will be based on Version 2.1 Phase 1 with the changes set forth below. The changes to be included in Phase 2 are those set forth in Phase 1 plus:

(a)	Subject to Content Provider approval, Synacor will provide a Headline News Component to replace and / or improve the existing Headline News component(s) on My Verizon 2.0.

(b)	Subject to appropriate Content Provider approval, Synacor will host and provide secondary channels, which will include Content sourced from both Client and Synacor, including:

i.	News [*]

ii.	Sports [*]

iii.	Video [*]

iv.	Music: Latest music news, photos, music videos, streaming music and local radio.

v.	In Theatres: Latest movie news and photos along with movie listings and times, box office top-10, movie trailers and reviews.

vi.
Entertainment: Aggregates assets from TV, Video, In Theatres, Music and Games into one “entertainment” channel. Further, the Entertainment Channel will integrate certain of Client’s personalized Content which may include VOD, Flex View Titles, FiOS TV Online components, Primetime listings and DVR settings. The exact Client Content to be integrated is subject to change based upon technical and business agreement of the Parties.

vii.	Local: Zip code based local news, events, classifieds, radio, movie listings, lottery results and more.

viii.	Finance: Personal finance news and advice.

3.
Phase 3 - Version 3.0 – Synacor, in design collaboration with Client, will provide a first version of a Consumer Portal (the key elements of differentiation from version 2.1 being a new start page to be provided by Synacor that will include the functionality set forth below, which shall not require User authentication. All newly registered Subscribers and all logged out Subscribers including those who were previously on Version 2.0 or 2.1 will be redirected according to a mutually agreed implementation plan. Subscribers that existed prior to the launch of Version 3.0, upon login, will be directed to the start page of the most recent Phase of Version 2.1. Prior to the launch of Version 3.5, a Subscriber who existed prior to Version 3.0 will be able to traverse back and forth between Version 3.0 as a logged out Subscriber and Version 2.1 as a logged in Subscriber from the agreed upon navigation elements located on the identified Verizon and Synacor pages. However, Client agrees that all Subscribers will be redirected to Version 3.0 within [*] after launch of Version 3.0 or as otherwise mutually agreed in a written implementation plan. Phase 3 will include the features and functionality from Phase 2 plus the following:

(a)	Features and Functionality

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

i.
The Consumer Portal will contain Synacor’s standard portal template branded with Client presentation layer (look and feel, logos, trademarks, etc.) as modified by joint agreement with Client together with Subscriber authentication.

ii.	Synacor will host agreed upon pages and Synacor Sourced Content within Synacor’s data center according to the Service Level Agreement attached to the Agreement as Schedule G.

iii.	Single Sign-On (SSO) [*]

iv.
Support for Customized Navigation, and Links to unique Help or Process Support functions and other services to be mutually agreed in support of Verizon’s existing embedded base of Co-branded Portal Subscribers.

v.	Content publishing and administration functionality which Client can use to publish Client Sourced Content to mutually agreed components.

vi.
Consumer Portal Navigation: Verizon’s overall portal navigation will inform the navigation of the Consumer Portal and carry over the persistent Verizon header and add sub-navigation within the body of the Consumer Portal linking to various channels as agreed upon by the Steering Committee.

vii.
The Parties will integrate in a manner that enables the Search query input components as well as the SERP pages to be capable of A/B testing and the Parties agree to cooperate in continuous improvements as part of the roadmap planning described in the Governance section.

viii.
Component Discovery: The Consumer Portal allows Users to discover, add and remove components from the Synacor provided Home page. Synacor has a large library of components from which Users can pick and choose. Synacor will work with Client to create a roadmap to present components that Client desires to be made available to Subscribers for consumption on the homepage. Synacor will support existing Verizon interfaces as mutually agreed by the Parties.

ix.	Drag & Drop: Client and Synacor components included in the 3.0 version will permit users to drag and drop those components around on the homepage to create their desired layout.

x.
Client-specific-content Components: These areas within the Consumer Portal will be used to promote Client’s core services and customer support or other functions desired by the Client. Synacor will accommodate existing Client implementations, integration and process support as mutually agreed by the Parties.

xi.
Services Component: Prominently placed above the fold, the services component is a configurable module that houses the most frequently used sub-components. Subscribers are able to personalize this component, allowing them to sort, add and remove each of the sub-components. Client and Synacor will mutually agree to the elements and order of the elements.

xii.
Promotional Opportunities: In prominent areas on the homepage and throughout the Consumer Portal, Synacor will feature Content related to Client’s core services as agreed upon by the Steering Committee which may include Flex View, Home Phone, Wireless, My Perks, On Demand, Pay Per View, TV Online, and Set Top Box Controls or other products. Client will specify the targeted elements and campaigns including desired frequency of run, etc. and the Parties will design and manage these promotional opportunities through the Marketing / Advertising team as identified in the section on Governance. Synacor will ensure updates are placed in a timely manner and agrees to utilize its full complement of tools in a commercially

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

reasonable manner as requested by Verizon including use of alerting tools, interstitial pages, popouts, mouseovers, and others as may be developed over time.

4.
Phase 4 - Version 3.5 - Version 3.5 of the Consumer Portal will consist of no new functionality introduced by Synacor, but will instead solely be a migration of all logged-in Subscribers to the Version 3.0 homepage. Except for Client’s embedded base of Co-branded experiences, specifically, the pre-existing Verizon Yahoo!, Verizon with MSN, and Verizon with AOL users, all such Subscribers will no longer have access to any alternative portal.

5.
Product Roadmap – Notwithstanding anything herein to the contrary, the Product Planning Committee will review the functionality suggested by Client in the following section, and determine what, if any, of such functionality should be included in the Consumer Portal. Any agreed upon functionality will be included in a roadmap(s) created by the Product Planning Committee as further described in Section 17 of the Master Agreement, and Parties will implement such roadmap.

[*]

6.
Content: Subject to Synacor Providers’ approval, the below-listed Content will be provided and updated by Synacor and integrated into the Consumer Portal. In the event any Synacor Provider withholds approval, Synacor will provide prompt notice thereof to Client. The below-referenced Content and Synacor Providers may change from time to time, provided however, that if such changes are at Synacor’s option, Synacor will use commercially reasonable efforts to replace such Content with equivalent Content in terms of brand reputation and quality, quantity and frequency of content. Provision of all Content shall be subject to the terms and conditions in Schedule F of this Agreement.

Content Mapping

Content	Synacor Solution
News	[*]
Business & Personal Finance	[*]
Entertainment Video	[*]
Streaming Music	[*]
Local Radio	[*]
Music News & Photos	[*]
Music Videos	[*]
In Theatres - Showtimes - Box Office Results - Movies Coming Soon - Movie Reviews - Movie Trailers	[*]
Astrology Data	[*]
Sports	[*]
Local Events	[*]
Local News	[*]
Local Gas Prices	[*]
Lottery Results	[*]

[*]

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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8. Throughout the Term, Synacor will:

a.
Make recommendations in support of Client’s ongoing refinement of site objectives as related to user experience as well as communicated business goals (such as acquisition, retention, cost-reduction, and revenue generation). Additionally, Synacor shall analyze and document related recommendations in formats suitable for both executive (i.e. PowerPoint summary) as well as operational presentation (i.e. project plan, functional requirement recommendation document, etc.).

b.	Perform competitive benchmarking of features and functionality as well as researching industry best practices to provide recommendations and strategies based on this data.

c.	Prepare presentations, mock-ups and relevant documentation as needed in support of ongoing project implementation.

d.
Comply with Client’s corporate brand guidelines, VOL Manual of Style and predefined Web templates and styles that will be provided by Client. Client may make modifications to its guidelines from time to time, and in such event, it will provide written notice thereof to Synacor, and Synacor will have a reasonable time to come into compliance with such modifications.

9. Implementation of all Client requests made above shall be subject to mutually agreed specifications, and timelines and for new Client requests, costs. Additionally, the Parties understand and agree that the projects specified here may change from time to time upon mutual agreement of the Parties pursuant to the governance process set forth in Section 17 of the Master Agreement.

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ATTACHMENT A TO SCHEDULE B-1
TO
SYNACOR MASTER SERVICES AGREEMENT

Images are on the following pages. The remainder of this page is intentionally blank.

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verizon Home | My Services | Account | Email & More | Entertainment | Shop | Support | Community
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SCHEDULE B-2

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TO
SYNACOR MASTER SERVICES AGREEMENT

SMALL BUSINESS PORTAL SERVICES

This Schedule B-2 is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

Schedule B-2

Introduction. As of the Effective Date, Client operates a small business centric portal for its small business customers that is referred to as the “Small Business Center”. Synacor will provide Client with Portal Services for its business customers as set forth in this Schedule B-2. Such Services will be provided in three phases. During Business Phase 1, Synacor will provide Client web search and advertising services for Client’s existing business portal currently located at business.verizon.net to replace the web search and advertising currently included on such business portal. Synacor will provide Client with a new homepage, News, Resources, and Local channels for its business portal in Business Phase 2 and other mutually agreed functionality each of which is further described herein. [*]

1.	Business Phase 1 – For Business Phase 1, the Small Business Center will include the following functionality from Synacor:

(a)
Search Services on portal: Synacor shall replace Client’s web search services on Client’s Small Business Center with Synacor’s Web Search Services as set forth in Schedules C and D. The search query input components and the SERP pages will be jointly designed by Synacor and Client and shall conform to industry, Client, and the Search Service Provider’s standards. Client may include other search services, such as site search or shopping search services and advertising, on the Client’s Small Business Center utilizing the same search bar as for web search services as set forth in Schedules C and D, provided that Client will not include any other general web search services on the Small Business Center.

(b)	Search Services on Verizon Toolbar: Synacor will provide web search services for Client’s browser-based toolbar that resolve to Synacor’s Search Engine Results Page (“SERP”).
During Business Phase 1, Client will host, manage and control the entire Small Business Center other than the Web Search Services provided by Synacor.
A draft mock-up of the SERP is shown in Attachment A to this Schedule B-2.

2.
Business Phase 2 – In Business Phase 2, Synacor shall provide Client with the Homepage and three channels to replace Client’s current News & Resources channel. Business Phase 2 shall be the introduction of the Small Business Portal to initially complement Client’s Small Business Center, and the portal framework as well as Content and Services provided by Synacor shall be provided, managed, and controlled by Synacor. To the extent applicable during Business Phase 2, Client will provide, manage and control Client Content and Client provided Channels for the Small Business Channel. Phase 2 will include the services from Phase 1 above, as well as the features & functionality specified below:

(a)
News Channel. Synacor will provide News Channel that replaces a portion of the current News & Resources Channel within the Verizon.net business portal. The News Channel will deliver textual and video news articles and photos/images, including Top Headlines, Business News, Local News, Technology News, and Stock Checker. The Parties agree that popular content, such as relating to entertainment or sports, may be offered on the channel, but shall be given less prominence in all respects to the general news and business content. Content offered by Synacor shall be displayed on Synacor-hosted article pages. Such article pages shall feature a large

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

image, the full text of the article (in pages if needed), email/print/share buttons, related articles links, third party advertising and Client advertising.

(b)
Editor’s Pick. Synacor will provide for Client an exclusive Editor’s Pick DCC (Dynamic Content Component) slide, which will feature Synacor editor-selected topics from the textual and media content otherwise available on the Small Business Portal. Synacor editors will promote Client provided Content at Verizon’s sole discretion, such as webinars, blogs and Verizon-commissioned content, which may replace selected Synacor Content.

(c)
Resources Channel. Synacor will provide a Resources Channel that replaces a portion of the current News & Resources Channel within the Verizon.net Small Business Center. The Resource Channel will deliver business-related text and video, feature articles and blogs, and other content, which would cover topics like the following: industry information, small business management advice, small business trends, small business issues, small business success stories, and tactical advice for small businesses (i.e., “how to” articles). The Resources Channel will include:

(i)
Video: Video made available on the Resource Channel will include small business video content from those generally made available by Synacor to its other portal clients. The Resource Channel will include links to the videos made available on a separate video channel which will include additional video providers’ video Content.

1.
Synacor shall provide a video player for use on Synacor-provided channels as well as Client-provided channels. Such player will be similar to the players Synacor generally makes available to its clients.

(ii)	Travel: A sub-channel will be provided allowing Users access to travel related news and information and a quick search/reservation advertising component.

(iii)
Verizon Content: Client will have the opportunity at all times beginning with Phase 2, via its permitted use of the CMS detailed in Schedule I, to include Client-commissioned content, Client webinars, and other Client resources content in designated spaces on the Resources Channel. Alternatively, Synacor will ingest and display Client-provided modules.

(iv)	Financial Advice: Synacor will provide business-oriented and personal financial advice articles.

(v)
Industry Information: Synacor will initially categorize certain of its Synacor Sourced Content into at least ten (10) top small business industries, including: Accounting, Construction, Finance, Food & Beverage, Health Care, Legal, Manufacturing, Retail, Consumer Products, and Sales & Marketing. The industry categories may change over time on a commercially reasonable basis including based on relative usage data, with approval from Client. Synacor will link the articles in the industry categories to Client’s industry-specific small business solutions (e.g., Secure Mail for law firms) as requested by Client. Industry Information navigation will appear above the fold on the Resources landing page.

(vi)
Sub-navigation: At launch, the Resources channel will contain content for and be organized by the following management functional areas: Management (i.e., owning or running a small business), Finance (i.e., finance and accounting for a small business), Marketing (i.e., marketing and sales for a small business), Technology (i.e., information and communications technology for a small business), and Travel (i.e., travel information and reservation (advertising) tool)

(d)
Local Channel: Synacor will provide Client with a local channel consisting of local news, events, traffic, radio, gas prices and maps. Such Local Channel will also include Client provided weather Content. The channel will also feature local business listings, if available, third party advertising and Client promotions and Content.

(f) Single Sign-On (SSO): [*]

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(g)
Homepage. The provided Business Homepage / Overview will contain Synacor’s standard business portal template shown in Attachment A to this Schedule B-2, which is branded with Client presentation layer (look and feel, logos, trademarks, etc.) as provided in the Client-provided small business style guides, and portions of the Portal Content indicated in Section 4 below. Synacor shall build both a page for unauthenticated visitors and for authenticated portal users. At a minimum(and as shown in Attachment A to this Schedule B-2), the Homepage shall initially include the following components:

a.
Announcements and Alerts: Synacor will display Client’s announcements and promotions in a banner at the top of the unauthenticated page. For authenticated users, Synacor will display personalized messages, if provided by Client.

b.	DCC: Slides for Top Headlines, Business News, Client Offers and Editor’s Pick (described in News above) on the unauthenticated page

c.	Client Featured Applications: Graphical, clickable promotions shown in unauthenticated state.

d.	Industry Information: described above

e.	Local News: described above

f.	Individual users’ Email application on authenticated version of the page. Client will manage and host the content, and Synacor shall ingest the modules.

g.	Other applications for individual users, as applicable, on authenticated version of the page. Client will manage and host the content, and Synacor shall ingest the modules.

h.	Third Party Advertising as described in Schedule D

i.	Client advertising as described in Schedule D

j.	Client Support Links

k.	Professional Networking Module. Authenticated version to be managed and hosted by Client and ingested by Synacor.

l.
Component Discovery: Synacor’s home page shall allow Users to discover, add, rearrange and remove modules from the home page. Synacor has a large library of components from which Users can pick and choose, as shown in Attachment A to this Schedule B-2 Additionally, Synacor will work with Client to add/change components that Client desires to be made available to Users for consumption on the Small Business Center home page, as mutually agreed by the Parties.

m.	Drag & Drop: Synacor will enable logged-in Users to drag and drop components around in designated areas of the home page to create their desired layout.

n.
Email Preview Component: A prominent area on the authenticated homepage will include a component that will leverage IMAP and allow Users to view their inbox and compose messages from the homepage with one-click access to their email.

o.	Services Component: Prominently placed above the fold, the services component is a configurable module that provides one-click access to the most frequently used Client services, such as email.

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Authenticated Users are able to personalize this component, allowing them to sort, add and remove each of the services.

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a.	Video Player [described above] featuring Business News

b.	Verizon Discount Programs: promotional space for Client.

c.	Client Application Recommendations: Personalized for the User.

(g)
Small Business Center Navigation: Initially, the Small Business Portal will include a persistent Verizon small business header, footer and sub-navigation linking to various channels, including several channels that Client will continue to manage, such as Marketplace, My Account, My Applications, Community, and Support. Prominent links shall also be provided to Client’s Facebook and Twitter pages, Check Email, Sign In, Personalize and “Make This My Homepage” While this may change over time, Synacor agrees to use the approach to architecture as approved by Client’s IT team.

(h)	Advertising Services: Synacor shall replace Client’s advertising services on Client’s Small Business Center with Synacor’s Advertising Services as set forth in Schedules C and D.

(i)	Synacor will host the portal framework within Synacor’s data center according to the Service Level Agreement attached to the Agreement as Schedule G.

(j)
Client Specific Components: Synacor will display Content related to Client’s services as agreed upon by the Steering Committee utilizing its full complement of promotional tools generally made available to its clients, which tools may include alerting tools, pop-outs and mouse-overs, for the promotion of Client’s products, services, portal features and the like, as provided by Client.

Illustrative mock-ups for the above pages are attached in Attachment A to B-2.
3. [*]

4. Content: Subject to Synacor Providers’ approval, the below-listed Content will be provided and updated by Synacor and integrated into the Small Business Portal. In the event any Synacor Provider withholds approval, Synacor will provide prompt notice thereof to Client. The below-referenced Content and Synacor Providers may change from time to time, provided however, that if such changes are at Synacor’s option, Synacor will use commercially reasonable efforts to replace such Content with equivalent Content in terms of brand reputation and quality, quantity and frequency of content. Provision of all Content shall be subject to the terms and conditions in Schedule F of this Agreement.

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Content Category	Synacor Providers
News – Top Headlines, Business News, Technology News, CNN News Video, and others as provided by sources	[*]
Small Business Finance	[*]
Industry Information	[*]
Travel Information	[*]
Streaming Music	[*]
Local Radio by zip code	[*]
Small Business Advice, Success Stories, Trends, Issues & Industry News	[*]
Stock Quote	[*]
Local Events by zipcode	[*]
Local News by zipcode	[*]
Local Gas Prices	[*]
Small Business Videos	[*]
Photos and Images	[*]
Job Function Features: Management, Finance, Marketing, Technical	[*]

Synacor shall display logos or other prominent attribution for major content providers [*] near their content if allowed and as agreed with the Content Provider.

5.	Client Obligations Related to the Small Business Portal: Client will provide the following functionality, and Content, as well as any data necessary to operate the requested functionality:

[*]

6.
Product Roadmap – Notwithstanding anything herein to the contrary, the Product Planning Committee will review the functionality suggested by Client in the following section, and determine what, if any, of such functionality should be included in the Small Business Portal. Any agreed upon functionality will be included in a roadmap(s) created by the Product Planning Committee as further described in Section 17 of the Master Agreement, and Parties will implement such roadmap.

[*]

7.	Throughout the Term, Synacor will:

a.
Make recommendations in support of Client’s ongoing refinement of site objectives as related to user experience as well as communicated business goals (such as acquisition, retention, cost-reduction, and revenue generation). Additionally, Synacor shall analyze and document related recommendations in formats suitable for both executive (i.e. PowerPoint summary) as well as operational presentation (i.e. project plan, functional requirement recommendation document, etc.).

b.	Perform competitive benchmarking of features and functionality as well as researching industry best practices to provide recommendations and strategies based on this data.

c.	Prepare presentations, mock-ups and relevant documentation as needed in support of ongoing project implementation.

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

d.
Comply with Client’s corporate brand guidelines, VOL Manual of Style and predefined Web templates and styles that will be provided by Client. Client may make reasonable modifications to its guidelines from time to time, and in such event, it will provide written notice thereof to Synacor, and Synacor will have a reasonable time to come into compliance with such modifications.

6.
Implementation of all Client requests made above shall be subject to mutually agreed specifications, and timelines and for new Client requests, costs. Additionally, the Parties understand and agree that the projects specified here may change from time to time upon mutual agreement of the Parties pursuant to the governance process set forth in Section 17 of the Master Agreement.

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ATTACHMENT A TO SCHEDULE B-2
TO
SYNACOR MASTER SERVICES AGREEMENT
Images are on following pages. The remainder of this page is intentionally blank.

CONFIDENTIAL

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CONFIDENTIAL

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Unauthenticated Home Page
Synacor Solution
Search Bar
Sign In/Register
Verizon SBC Footer
VZ Strategic Promo area
Synacor Industry Content
VZ Promo & Advertising
VZ Support Component
VZ Promo & Advertising
Synacor Stock Checker
Synacor Solution
VZ Resources Promo
Synacor Local News Component
Synacor provided Resources Content
Editor’s Pick Slide Component
Alerts/Announcements
VZ Community Component
VZ Promo Component
Services Component

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Authenticated
Home Page
Verizon Personalized Recommendations
Verizon’s Subscriber’s Choice of Applications
User Controlled Zone
Verizon Header – Synacor Search
New Primary Navigation
VZ Branding
User Controls Icons
(“Drag and Drop”)
Synacor Video Player and Content
VZ Controlled Zone
User’s Email Application
(Example of opened Services Component)

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News
Channel
Home Page
News Archive
(Not shown)
Top Headlines with Photo
Headlines by News Sub-Channels
Advertising
User Choice of Top Industries
Photo
Gallery

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Content
Provider
Attribution
Synacor Content Modules Linking to Sub-Channels
Synacor
Travel
Sub-Channel
(Not shown)
Area for inclusion of Verizon Content
Synacor Industry Information
Categories
Resources
Channel
Home
Page

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Verizon
Weather Module
Synacor
Local Radio
Module
Synacor
Traffic/Maps
Module
Verizon
Local Community
Synacor
Local
Events
Synacor
Local News
User Change of Location
Local Channel Home Page
Synacor News Slides (not shown) published by Synacor
Dynamic Content
Component

Verizon
Offer Slide (not shown)

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Component
Discovery
(For placement only)

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Promotional
Tools

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SCHEDULE C
TO
SYNACOR MASTER SERVICES AGREEMENT

SEARCH SERVICES

This Schedule C is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of web search related services to Client's Users.

1.    Definition of Search Services and Selection of Web Search Services Provider.

(a.)
Version 2.1 and the Client Branded Portals will include multiple search options for Users, including Web Search, site search, shopping search, and any others mutually agreed to by the Parties from time to time. Initially, and unless otherwise agreed by the Parties, such search options will be displayed to Users as tabs above the search bar. Synacor provided Search Services (“Web Search Services”) will include the search box and search functionality originating under the Web search tab and the Search Engine Results Page (SERP) that is generated based on the search criteria entered into such search box. A Synacor provided SERP page will also be generated from search criteria being entered by a User (i) in the search box in Client’s toolbar; (ii) for Users with such toolbar, entering multiple keywords into the address bar or (iii) who has set their browser setting search preference to use Client’s search service. Search Services also include Web Search Preferences, which will allow Client’s Users to define settings, such as ‘safe search’, for their search results. The SERP is a portion of the Search Service that will provide the User with descriptions, links associated with search terms, and other useful tools to assist the User.

(b.)
Synacor shall be the exclusive provider of Web Search Services on the Client Branded Portal and Version 2.1through its agreement with its Search Services provider (“Search Services Provider”). The foregoing shall not restrict Client’s ability to use other Web search functionality on the Yahoo portal or other similar co-branded online experiences currently existing as of the Effective Date.

(c.)
The Parties agree that upon launch, Google will be the Web Search Services Provider and that at the time of signing Synacor has additional relationships including Ask which may be used by mutual written agreement of Client and Synacor to enhance the overall search experience and SERP results. The Web Search Services Provider may only be changed with approval of Client upon [*] advance written notice, which approval will not be unreasonably withheld.

2.     Description of Web Search Services.

(a.) Operation of Web Search Services and SERP.
Each time a User enters a search request in a search box (a “Search Query”) using the ‘web’ option or a search is requested by Client’s end user as defined above, Synacor shall return to such User an initial SERP including a set of up to [*] non-paid search results (each such set being referred to as a “Search Results Set” and additional sponsored and / or paid links (referred to as “Sponsored Links”) with placement as agreed to by the Parties. Additional Search Result Sets and Sponsored Links will be presented as subsequent SERP pages whenever available which may be enumerated with clickable page links below the search results set of the first page. SERP results displays may further include Client provided results depending on the search word or category as identified as matching the key words or phrases Client provides based on site search results or similar sourcing options.

Synacor will further work with its Search Services Provider to filter and exclude Sponsored Links according to the Search Services Provider’s then-current filtering options and capabilities. As of the Effective Date, the Search Services Provider’s standard process for filtering Sponsored Links and AFC Ads includes the ability to filter based on keywords and URLs. Therefore, Synacor will provide the Search

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[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Services Provider the list of Verizon Competitors incorporated herein in Attachment C to Schedule D, and will work with Client to determine other keywords, URLs, and competitors that Client may wish to add to the block list given to the Search Services Provider to have filtered from the Sponsored Links and AFC Ads. Whenever Synacor requests the Search Services Provider add a new Client-approved keyword or URL be added to the block list, Synacor will notify the Search Services Provider and work with the Search Services Provider to add the new keywords or URLs to the block list as expeditiously as possible. Synacor will also send Client a notification confirming that Synacor has requested that the Search Services Provider add the new keywords or URLs to the block list. Client understands and agrees that the Search Services Provider may not agree to block all requested keywords or URLs, and that inclusion of keywords on the block list does not guarantee that all Sponsored Links or AFC Ads that include such keywords will be blocked. Synacor shall provide written notification to Client of which keywords or URLs will not be blocked. In the event Client or Synacor discovers that a Sponsored Link or AFC Ad is displayed that does include a keyword from the block list, Synacor will work with its Search Services Provider to have such Sponsored Link or AFC Ad removed in accordance with Synacor’s obligations under Schedule G.

Synacor shall support a Web Search Preferences page which will include Advanced Search features and standard user customizations of the Web Search results rendered on the SERP. The Parties will agree on the default preferences settings and comply with industry and Client Advertising standards set forth in Attachment A to Schedule D. Further, Client shall have the opportunity to approve any and all changes to the SERP page and the Web Search Preferences page before changes are made, which approval shall not be unreasonably withheld.

(b.) Hosting and Control. At all times during the Term Synacor shall (a) deliver and manage any and all pages, except for My Verizon 2.1 pages on which Web Search Services are provided; (b) maintain complete technical and editorial control of such pages; and (c) act as the intermediary for all transmissions between Search Services Provider and such pages. In the event Synacor is not delivering, managing, or maintaining control over the websites on which Search Services are to be provided, such as with My Verizon 2.1 pages, Synacor may need approval from the Search Services Provider to provide the Search Services on the relevant pages. If such approval by the Search Services Provider is withheld, Synacor agrees that Client may directly provide an alternative solution.
(c.) Context Sensitive Advertising. Synacor may also provide context sensitive advertising (AFC Ads) within the Client Branded Portal and on Version 2.1 with Client’s written approval to do so. Any such service will be provided in accordance with Section 2(a) above.

(d.)
Additional Client Search Services. Synacor and Client will work to integrate Client’s additional Search services inclusive of Shopping and Site Search. At launch the Shopping link will be directed to the Client Nextag search services solution. Client may change that solution at any time with written notice to Synacor. Site search will be directed to the Client’s site search solution. Client will provide Synacor with the URLs needed to redirect the Additional Search Services described here to their destination sites.

3.
Disclaimers. Client understands and agrees that Search Services Provider shall not be liable to Client for any damages, whether direct, indirect, incidental or consequential, arising from the Client Branded Portals’ access to or use of the Web Search Services. However, Synacor shall ensure that it will view the traffic of Search on a daily basis in order to stop any computer program, script or other non-human device (spiders, bots, etc without the direct request and control of the natural person) coming from a User that would cause an increase in Search queries which may result in a Search Provider to cease paying revenue on those queries.

4.
No Warranties. Client understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement.

5.	Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider.

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6.
Search Bar. Client expressly grants Synacor permission and Synacor agrees to include a search bar on the Client Branded Portal(s) above the fold in a location mutually agreeable to the Parties and in Version 2.1 as set forth in Schedule B-1. Synacor shall regularly explore and test optimizations that are consistent with overall Client Style Guides and are approved by Client.

7.	Prohibited Acts. Synacor and Client shall not, and shall not allow any third party to:

(a.)
directly or indirectly generate queries, or impressions of or clicks on search results and/or advertising results, through any automated, deceptive, disingenuous or other fraudulent means (including, but not limited to, click spam, robots, macro programs, and Internet agents); or

(b.)
encourage or require Users or other persons, either with or without their knowledge, to click on search results and/or advertising results through offering incentives or any other methods that are manipulative, deceptive, malicious or fraudulent; or

(c.)
"crawl", "spider", index or in any non-transitory manner store or cache information obtained from the Search Services (including, but not limited to, Search Results and/or advertising results, or any part, copy or derivative thereof);

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SCHEDULE D
TO
SYNACOR MASTER SERVICES AGREEMENT

ADVERTISING

This Schedule D is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of Advertising to the Client Branded Portals.

1.	Advertising Services.

a.
The advertising services provided by Synacor may include, without limitation, the integration of e-commerce, video, banner advertising and other forms of paid advertising or advertising support content (videos with in-stream video ads included), in contextually relevant programmed areas on My Verizon 2.1 or throughout the later versions of the Client Branded Portal(s) (“Advertising Services”). Synacor and Client may sell Client Branded Portal advertising inventory directly or through agents to advertisers or through advertising networks or other third parties.

b.	[*]

c.
If any ecommerce offerings like [*] or other affiliate programs such as [*]are included by either Party on the Client Branded Portal, such offerings and programs shall not be considered Direct Advertising for the purpose of determining the advertising revenue share set forth in Schedule A.

2.
User Rights Regarding Advertising. Client agrees to include language in its privacy policy clearly disclosing that in the course of serving Advertisements on Client web sites, third parties may be placing and reading cookies on Users’ browsers, or using web beacons to collect non personally-identifiable information about Users’ online behavior.  Client’s privacy policy should also include information about how Users can manage cookies. Synacor, in addition to other provisions in the Agreement, agrees that its advertising sales and operations will conform to Client’s Standards and Policies set forth in Attachments A, B and C to this Schedule D. Synacor further agrees that any advertising networks it uses to provide advertising will be NAI members, and Synacor will adhere, and ensure that any advertising networks delivering Advertisements via OBA on the Client Branded Portals will adhere, to the online behavioral advertising principles located at www.aboutads.info for Advertisements provided under this Agreement.

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3.	Advertising Guidelines, Advertisement Quality, Excluded Advertising and Advertisement Removal.

a.
Synacor agrees to abide by the Client Advertising Guidelines as set forth in Attachment A to this Schedule D, as may be modified by Client. Synacor agrees to maintain a quality of third party advertisements that are not and shall not be of the category and type set forth on Attachment B to Schedule D attached hereto and made a part hereof. Synacor will filter Advertisements from the Verizon Competitor list as set forth in Attachment C to this Schedule D. Client reserves the right to request that Synacor remove any Advertisement that is prohibited as set forth in to this Schedule D, and Synacor shall either remove it or request its removal from its third party advertiser in accordance with the advertising SLAs set forth in Schedule G.

b.
In addition, any Advertisements that will be placed on the Small Business Portal will not be inappropriate for a business related website as determined by the Marketing, Search, and Advertising Committee. For example purposes only and not as a limitation, the Parties agree that advertisements for personal products (e.g., weight loss, mouthwash), personal services (e.g., dating services), animated ads, ads in bold colors and/or fonts or personal entertainment (e.g., games, movies) would be considered inappropriate on the Small Business Portal. If such Advertisements appear on the Small Business Center Portal, then Synacor will remove those Advertisements promptly upon notice from Client in accordance with its obligations in Schedule G.

4.
Paid Advertising Inventory. The Parties agree that Synacor shall include paid advertising on each of the main Navigation Landing Pages of the Client Branded Portals, excluding My Account and Support, and including at least two advertisements on each page, with at least one of those being of significant size [*] The “Navigation Landing Pages” mean the Start page, news and entertainment pages of the applicable Client Branded Portals. Any other placements of paid advertising to be included on the Client Branded Portals, if any, shall be as mutually agreed by the Marketing, Search and Advertising Committee. In addition, that Committee will identify the placement, size, frequency, etc. of any intrusive, video, or in-line advertisements. Client shall have the right to identifying specific sites and / or placements to be excluded. Upon Client approval, Synacor may also include a reasonable amount of advertising in Client’s webmail and any other mutually agreed advertising inventory. Additionally, text links and sponsorships may be used in a commercially reasonable manner on the Client Branded Portals with advertising placements as shown in the mockups attached in Attachment A to Schedule B-1 and Attachment A to Schedule B-2 as applicable, or as otherwise agreed by the Parties.

5.	[*]

6.	[*]

7.
Client Provided Advertising. Client may include directly sold advertising on the Client Branded Portals and will use commercially reasonable efforts to ensure that the rates for such advertising are comparable with the rates typically produced by similar online advertising. Any Advertising Revenue earned from Client sales of Advertising inventory shall be subject to the revenue share calculation set forth in Schedule A.

8.
Video Advertising. Synacor may provide on the Client Branded Portals video advertising, however, such video advertising, in addition to complying with Client’s adverting guidelines and prohibited content policies set forth in Attachments A, B and C to this Schedule D, must comply with the Video Advertising Guidelines set forth in Attachment D to this Schedule D.

9.
Training Related to Advertising Sales.  Synacor agrees to provide training to one or more Client representatives related to advertising on the Portal upon Client request up to [*] per year or whenever an substantive release occurs during the Term upon Client’s request.  Such training will be provided to Client in a “train the trainer” format allowing the attendees to subsequently train other Client employees.  Any such training can be provided at Client’s site, and the expenses related to such training shall be reimbursed by Client.  If Client requires additional training, such training will be provided at Synacor’s then-standard rate.

10.
Reporting. Synacor will provide Client with access to detailed tracking reports as provided in Schedule M that will allow Client to monitor the volume of paid and in-house advertising delivered to the Client Branded Portals and the revenue earned (subject to billing corrections and accounting adjustments) there from, provided, that such records will be subject to the confidentiality obligations of the Parties set forth in this Agreement.

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ATTACHMENT A TO SCHEDULE D

Client Advertising Guidelines

This Attachment A to Schedule D is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

1.	Client Advertising Guidelines

1.1.
Advertising delivered onto the Client Branded Portals must comply with the requirements as set forth herein.  Client may make changes to these guidelines at any time upon written communication, including via email, to Synacor, provided that it gives Synacor reasonable notice and time to comply with such changes. Client shall hold final authority as to whether advertising complies with these guidelines. As such, Client reserves the right to reject or request immediate removal of any advertising that it deems not compliant and shall notify Synacor in such circumstance.  Client may attempt to negotiate changes to the advertising with Synacor, but is not obligated to do so.

1.2.
Synacor shall maintain an advertising review group whose function is to examine all Direct Advertising campaigns and their associated advertisers, and creatives for compliance with Attachments A, B and C to Schedule D, and user experiences upon click for compliance with Attachment B to Schedule D before any publication.  This examination will include at a minimum using commercially reasonable efforts to determine the following:  i) that the campaign satisfies all legal and industry accepted advertising guidelines, including those promulgated by the Federal Trade Commission and follow Interactive Advertising Bureau (IAB) guidelines found at http://www.iab.net, ii)  that the advertising does not violate the law (e.g., libel, copyright, trademark, right of privacy, etc.), iii)  that the advertising is  not misleading, inaccurate or fraudulent  and does not make unfair competitive claims, iv)  that the advertising does not contain any material that falls into the categories on the attached Restricted Categories List or that links to such material, v) that the advertising is not for an advertiser on the attached Verizon Competitors list and does not link to an advertiser on the Verizon Competitors list. Any Advertising that Synacor reasonably believes may be outside of these standards must be reviewed in advance by the Advertising, Search and Marketing Committee and approved by Client.

1.3.	In addition, throughout the term of this agreement, Synacor’s advertising review group shall comply with the following:

1.3.1.	Client Advertising Guidelines:
Prior to publication, in addition to using commercially reasonable efforts to ensure that Direct Advertising does not contain any material that falls into the categories on the attached Restricted Categories List in Attachment B or that links to such material, Synacor will use commercially reasonable efforts to ensure all Direct Advertising campaigns and creatives to be displayed on the Client Branded Portals comply with the Client Advertising Guidelines set forth in this Attachment A to Schedule D. With regard to advertising Synacor sells indirectly through ad networks or otherwise, Synacor will use commercially reasonable efforts to ensure that such third parties do not display advertisements that are not compliant with Attachment B or include any of the Verizon Competitors listed in Attachment C to this Schedule D.

1.3.2.	Client Block Lists
Prior to publication, and other than for Sponsored Links and context sensitive advertising (“AFC” Ads), Synacor will use commercially reasonable efforts to ensure that no advertising campaigns will be delivered to the Client Branded Portals, as applicable, that promote any of the companies on the block list in Attachment C (or products and services of the companies listed therein).  With regard to Sponsored Links and AFC Ads, Synacor will comply with the commitments made in Schedule C related to blocking Verizon Competitors.

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Attachment B: Restricted Categories List

This Attachment B to Schedule D is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

Synacor will examine all Direct Advertisements sold by Synacor prior to publication, to ensure all campaigns and their associated advertisers, creatives and user experiences upon click do not contain or link to the following material. Synacor should contact the designated contact person at Verizon if there is a question as to particular campaigns and their compliance with this requirement:

[*]

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Attachment C: Verizon Competitor List for Advertising

This Attachment C to Schedule D is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

Synacor must examine all Direct Advertisements sold by Synacor prior to publication to ensure all campaigns and their associated advertisers, creatives and user experiences upon click do not contain or link to the following material. Synacor should contact the designated contact person at Client if there is a question as to particular campaigns and their compliance with this requirement.

Synacor will not sell advertising inventory directly to a company included on the following block list, and will provide any third-party ad networks with this list in an effort to ensure such ad networks also block such companies’ advertisements when providing advertising for the Client Branded Portals. The block list is as follows:

1.	[*]

ATTACHMENT D

Advertising Video Guidelines

This Attachment D to Schedule D is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

1.	In- Stream Video (played or viewed from a video player)

a.	[*]

b.	Companion Ads

i.	May have an adjacent ad (also known as companion ad) that appears next to the video player
[*]

iii.	It is important to note that this is a minimum consideration set and that other ad sizes may also be offered by a publisher in addition to at least one of the listed sizes.

iv.	The streaming video ad and the companion ad are both clickable

c.	Controls

v.	Minimum player controls present should be Start/Stop and Volume/On/Off/Softer/Louder.

vi.	Other recommended and acceptable buttons include Fast Forward/Rewind, Pause, Zoom and other Interactive buttons as needed.

1.	All buttons should be enabled throughout the video ad play, with the exception of Fast Forward.

d.	Insertion Point

vii.	Ads can run before (pre-roll), between (mid-roll) or after (post- roll) video content and overlay advertisements.

2.	Ad Submission Recommendations

a.	Technical Specs
[*]

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b.	Aspect Ratio
[*]

3.	Best Practices for Publishers

a.	Video players should gracefully accommodate both aspect ratios (4:3 or 16:9) by adding color bands or adjusting the player size to fit.

b.	Publishers should disclose to advertisers when running multiple ads in a pod during commercial breaks.

c.	Other durations commonly accepted:
[*]

d.	In order to deliver optimal user experiences, publishers should continuously manage and analyze the ratio of ads to content.

e.
It is recommended that frequency capping practices be employed. When frequency capping is practiced, publishers should disclose frequency capping practices to the buyers. Frequency caps will be determined by the Marketing, Search and Advertising Committee.

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SCHEDULE E
TO
SYNACOR MASTER SERVICES AGREEMENT
PREMIUM OFFERINGS & COMPENSATION SCHEDULE

Provision of Premium Offerings is subject to the terms and conditions in Schedule F and all other provisions of the Agreement unless specifically expressly excluded below. The timing of the implementation of Premium Offerings will be solely at Client’s discretion.

1.    Premium Offerings and Associated Compensation.

In the event Client elects to offer any of the Premium Offerings sourced by Synacor or Premium Offerings sourced by Client, on the Client Branded Portals, the Executive Steering team will (i) select a module compensation structure from the list below; (ii) select a compensation approach from the list below and (iii) negotiate in good faith specific rate(s) for each such Premium Offering; and (iv) develop a mutually agreeable Statement of Work (“SOW”) memorializing the agreement of Client and Synacor as to the Premium Offering. Such SOW development shall be done at the direction of the Executive Steering Committee. Any request by Client for a Premium Offering shall not be unreasonably denied by Synacor. If the Parties cannot agree upon a compensation structure, then the Executive Steering Committee shall intervene and have final decision on the rate structure. This change in the compensation would apply only so long as the Premium Offering was being offered. Client can opt to remove such Premium Offering from the Client Branded Portal in its sole discretion upon [*] notice to Synacor.

[*]

SCHEDULE F
TO
SYNACOR MASTER SERVICES AGREEMENT
CONTENT DISTRIBUTION

This Schedule F is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

3.    Content. The Content to be included in the Client Branded Portal(s) may be Synacor Sourced Content and/or Client Sourced Content. All Portal Content and Premium Content Products are subject to the terms and conditions included in this Schedule. Synacor will provide Client on an ongoing basis throughout the Term an updated list of Synacor Providers which would include a schedule as to the frequency of updates to the Content provided on the Client Branded Portals by the various Synacor Providers.

4.    Content Hosting and Delivery System.[*] Depending upon the implementation of the CMS for Client, hosting and serving of Client Sourced Content may be provided by Client, Client Providers, or Synacor, and hosting and serving of Synacor Sourced Content will be provided by Synacor or Synacor Providers. Through the CMS, upon Client’s prior approval, Synacor can: (i) offer new Content which it has obtained for distribution; (ii) create and modify bundles of Content to be made available to Users.

5.    Terms of Use. Client will include on the Client Branded Portals links to terms of use (“TOU”) related to the Users’ use of the Client Branded Portals. The Parties will work together to ensure that the appropriate links thereto are on the Client Branded Portals. Client agrees to include in such TOU, any restrictions related to the Content, if any, that are set forth in this Agreement that would require notice to or compliance with by the User. Synacor may request that Client amend, modify or otherwise change the TOU, and Client will not unreasonably decline such request, provided, however, that Client agrees to amend the terms of the TOU (i) if new, Client approved, Content is added to the Client Branded Portal and the relevant Synacor Provider requires modification to the TOU in order for its content to appear on the Client Branded Portals, or (ii) if applicable laws require modifications to such TOU. Client acknowledges that individual Content Providers may require separate terms of use to be presented to Users who utilize their Content, and Synacor may include such terms of use on the Client Branded Portals in a mutually agreed location. Client agrees that to the extent a Synacor Provider requires that it be included as a third party beneficiary to the TOU, Client will include such required language in the TOU.

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6.    Licenses.

(a)Subject to the provisions of the Agreement, Synacor grants to Client during the Term, a worldwide limited, non-exclusive, non-transferable, right and license to: (i) display the Synacor Sourced Content, solely on the Client Branded Portals in the United States; and (ii) use and utilize Synacor Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Synacor Provider Properties”) solely in connection with the display of Synacor Sourced Content to Users pursuant to this Agreement. For clarity purposes, Synacor acknowledges and agrees that any display of the Synacor Sourced Content to individuals who may access the Synacor Sourced Content via the Internet from outside the United States does not constitute a violation of the right and license granted in this Section 4(a).

(b)Subject to the provisions of the Agreement, Client grants to Synacor during the Term, a limited, non-exclusive, non-transferable, royalty‑free right and license to: (i) transmit and distribute individual copies of the Client Sourced Content, solely for purposes of distributing the Client Sourced Content to Users; and (ii) use and utilize such Client and Client Provider trademarks, logos and other works which are protected by intellectual property rights laws (the “Client Properties”) in connection with the distribution of Content to Users pursuant to this Agreement. Synacor expressly agrees that it shall not, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Client Sourced Content or otherwise violate any intellectual property rights in the Client Sourced Content including but not limited to copyrights of third parties therein.

(c)As to individual pieces of Content, the rights and licenses to use such Content as granted herein shall expire upon the expiration or earlier termination of the agreement pursuant to which distribution rights and licenses to such Content are made available, and neither Synacor nor Synacor’s Provider shall have any liability in such event, except as set forth below in this Section 5(c). Either Party shall have the right to have particular Content promptly removed upon notice to the other Party: (i) if the distribution of such Content has exposed or is reasonably expected to expose it to potential legal liability; or (ii) in the event a Synacor Provider or Client Provider ceases to operate a site, or produce or distribute such Content. In the event there is a change to Content hereunder, Synacor will provide Client notice and replacement Content as provided in Section 2.8 of the Master Agreement.

7.    Content Provider Requirements.

(a)    Client acknowledges and agrees that the look, feel, size and placement of any Synacor Sourced Content on the Client Branded Portal (and any change or modification thereof), may be subject to requirements or limitations from the Synacor Providers, and the Parties will work together to address such requirements or limitations. Client understands and agrees that Client may need to include additional terms, conditions and restrictions on the use of such Synacor Sourced Content in its TOU.

(b)    Client will not, at any time, permit access to the Synacor Sourced Content by any access method other than through the Client Branded Portal(s) unless approved in advance by Synacor. If Client wishes to use the Synacor Sourced Content other than as permitted herein, and Synacor does not currently have the rights for such use, Synacor will use commercially reasonable efforts to obtain such rights from the Synacor Provider. To the extent such rights are able to be obtained; the Parties will address the appropriate business model for such use, and mutually agree in writing to the new use as associated business model.

(c)    User access to the Premium Content Products or Premium Offerings may, upon mutual agreement of the Parties, be included either as a stand alone product or as part of Client’s tiered offerings to the extent authorized in Schedule E. Client will not permit access to Synacor Sourced Premium Content Products or Premium Offerings to anyone who is not a paid subscriber to such Synacor Sourced Premium Content Products or Premium Offering, unless approved in advance by Synacor.

(d)    Client will not (i) interfere with Synacor Sourced Premium Content by sending any interstitials, pop-up windows, or other messages or files to the User during the time in which any Synacor Sourced Premium Content is displayed on the Synacor Provider’s site, or by having interstitials inserted immediately prior to the Synacor Provider’s page load that are monetized or (ii) sell any advertising in, on, or related to any Synacor Sourced Content, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements unless approved in advance by Synacor. In connection with Synacor Sourced Content distributed pursuant to this Agreement, without the prior submission to Synacor of any relevant materials which Synacor may request (including but not limited to web pages) and unless Client has obtained Synacor’s written approval, Client will not use the name, logo or any of the proprietary marks of any Synacor Provider in any sales, advertising or marketing materials.

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SCHEDULE G
TO
SYNACOR MASTER SERVICES AGREEMENT
SERVICE LEVEL AGREEMENT AND CUSTOMER SUPPORT PROCEDURES

This Schedule G is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

SERVICE LEVELS

I. General

Synacor shall provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, consisting of threshold performance standards, monitoring, notification, repair of service outages, and maintenance, as well as compliance with Search, Advertising, Content and Security guidelines as set forth in this Service Level Agreement (“SLA”). Synacor (with Client’s input when necessary) will track and report on each category included herein and for each significant incident will provide a written ‘After Action Review Report’ identifying: (a.) the appropriate elements involved such as incident description, time of occurrence, duration, type of User affected and components impacted, and other elements as appropriate; (b) analysis of the root cause(s) of the incident; (c.) activities undertaken to correct this incident; and (d) plans to ensure the incident does not recur. These After Action Review Reports will be summarized with all other activities including activities not specifically identified in an After Action Review Report in monthly reports as needed to help determine if a Standard or Chronic violation has occurred. Client’s representatives on the appropriate governance committee(s) will be responsible to review, concur, or escalate the assessments of responsibility.

It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated on a monthly basis beginning [*] from the date of activation of this SLA.

This SLA excludes events resulting from acts of God, war, acts by civil or military authorities, and energy shortages inclusive of fuel providers, except if such deficiency would have been avoided by properly designed, redundant solutions),
Incident system fixes and / or work-arounds will conform to the priority schedule identified in the Standard Priority Response Time Table in Customer Support Procedures, Section 2 below.

[*]

The SLAs and other Synacor obligations contained in this Schedule G apply only to those Services provided by Synacor, and specifically exclude products or services contributed by Client (including but not limited to the non-Synacor provided portions of Version 2.1 of the Consumer Portal) and any issues cause by Client or Client’s provided products or services.

II. Monitoring and Notice to Client

In an effort to detect potential problems before they impact the availability and performance of the system or services, Synacor continuously monitors the status of the systems using both automated and manual tools employed in its 24 by 7 network operations center (NOC). Synacor shall poll for the symptoms of P1 and P2 outages [*]

III. Portal Availability and Portal Performance:

A.	Portal SLA.

(i)
“Portal Availability” means that the Client Branded Portal is fully functional with [*] average uptime in any calendar month. For these purposes, “Fully Functional” means that the applicable service is continuously operable, available, and responsive to Client’s Users without significant delay or malfunction at any time.

CONFIDENTIAL
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[*]

C. Subset Measurement. [*]

D.    Portal Availability SLA Non-Performance Consequences. If Client makes a request to Synacor within [*]of receipt of the SLA performance data after the end of the month in which Synacor failed to meet the Portal Availability SLA, the SLA Non-Performance Consequences set forth below will be applied to Client’s account for such month. To the extent possible, the adjustment will be applied during the billing period following the month in which such failure occurs (or as soon thereafter as possible) and shall be detailed as a separate line item on the revenue share report, but in no event later than the following month . For example if adjustment is due for failure(s) that occurred in the month of September, such adjustment(s) will be applied to the October billing period.

[*]

E.	Chronic Failure to Meet Portal Availability SLA. [*]

F.
Reporting From Synacor. For any month in which the Portal Availability SLA is missed, within [*] of notification, Synacor will provide a complete written explanation as to why this offense occurred and what operational processes are in place to correct this offense from occurring again. To the extent there is a commercially reasonable correction available, should the reason for the failure not be corrected within [*], the Parties agree to convene the appropriate committee to discuss the reasons for such delayed correction and determine a mutually agreed upon timeframe for correction.

[*]

V. Client Changes and/or Actions

In the event Client or Synacor requests changes to be made, the Parties will use commercially reasonable efforts to comply with the following:

1.	Client and Synacor will produce a Change Control Matrix identifying what tasks are considered business as usual and what tasks require a change control

2.	All changes must be tested prior to the change being scheduled. The testing process for the change must be documented and linked to the change request.

3.	All changes require at least [*] advance notification prior to implementation, unless considered an emergency change, in which case approval and implementation may be less than [*]

4.	All change controls must have an assigned event number that can be historically tracked.

5.	All changes must have an attached Method of Procedure (MOP) that can be reviewed in advance.

6.	All changes must document how success / failure will be determined. That procedure will be included in the MOP

7.	All changes must have a documented back out procedure within the MOP

8.
If a change is backed out, it must be completed prior to [*] Eastern time unless otherwise agreed. The Parties will work together to ensure that the agreed upon maintenance window is long enough to allow for implementation and a possible back out before such time.

9.	Backed out changes will be reviewed for the root cause of the failure. The testing of the repair must be documented and completed before a follow up change is scheduled.

10.
Client reserves the right to cancel or reschedule a Synacor change if it conflicts with another planned change, provided however, if the Synacor change is critical, Verizon may cancel the conflicting change instead. In the event Verizon cancels a Synacor change, and an incident occurs that would have been avoided by such change, such incident shall not be included in the calculation of the SLA.

11.	Synacor must comply with all Client planned network quiet periods and directed moratoriums, and Client shall comply with all Synacor planned network quiet periods and directed moratoriums.

12.	All change controls will be performed in a maintenance window. This does not apply to repairs necessary to recover from an outage.

13.
Synacor will disclose to Client which infrastructure, if any, is shared with other Synacor customers. To the extent is it commercially reasonable to do so, such shared infrastructure will be redundant.

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14.
Synacor will use commercially reasonable efforts to ensure that changes in shared infrastructure based on another client’s request do not impact Client's service. Verizon change management requirements apply to all infrastructure shared with Verizon.

Client acknowledges that they may have the ability to take actions or make any changes which may adversely affect the performance of the Services. In some cases, Synacor may be able to mitigate the risk of the actions or changes as described in the table below; provided however, that this risk mitigation will require Client to provide notice to Synacor of their intent to make these changes, as well as all pertinent details, in advance of the actual change. In the event Client does not provide reasonable notice (as set forth in the table below), Synacor will not be responsible for any downtime, degradation or other SLA-related problems that were caused, in whole or in part, by the change. Some examples of when notice is required to be given to Synacor are delineated below. However, Client should always provide a reasonable amount of notice to Synacor before taking any actions or making any changes that may adversely affect the performance of the Services, and Synacor reserves the right to require a postponement of any actions that it reasonably believes requires mitigation before deployment.

Action / Change	Risk	Synacor Mitigation	Required Notification
Addition, by the Client, of third-party content or application to the System (for example, advertising or marketing promotions)	JavaScript, Flash or other types of code added to pages may affect performance of page, or cause it not to load completely in the event of network problems between consumer and third-party service.
Synacor will perform a “crash test” to determine if the pages will be affected by faulty scripting or unreachable hosts. At request of Client, Synacor will also work with third party to minimize risk. Based on the result of the crash test, Synacor will make a recommendation to Client. If risk cannot be further mitigated, Synacor will not be responsible for issues arising from implementation of the service.
Full technical details of proposed change [*]prior to implementation.
Insertion, by the Client or its delegates, of HTML content using Synacor’s content publishing interfaces and API’s.
Improperly formed HTML can cause web pages to be incorrectly displayed. Excessive iframes or similar entities, or the inclusion of large files, can slow the portal or cause heightened server load. Improper use of the CMS can cause pages or content to be removed.
		Synacor will provide consulting services related to HTML at request of Client. Synacor will provide HTML and CMS management services in accordance with Master Services Agreement.	A minimum of [*] notice is needed for consultation; Client should notify Synacor as early as possible for complex projects.
Addition of new cookies to portal or webmail domain by Client or third party acting on behalf of Client.
Cookies affect the size of our log files, as well as the incoming bandwidth. Some third-party providers set as much as 1kb of cookies, which are transmitted to Synacor on every request for a page or image. For a large Client, this small change can constitute over 20 GB of log files per day.
		Synacor will analyze the affect of the additional cookies, and ensure that the log rotation processes and the network connections can accommodate the extra traffic.	[*] prior to implementation.

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Promotions or other actions intended to drive significantly more traffic to the portal.	A significant increase in traffic can affect the utilization of the network, servers, and other components of the service.
Synacor typically provides an N+1 server configuration at minimum and allocates extra network capacity to accommodate normal increased usage. Analysis of the expected traffic will allow us to determine whether additional hardware or network capacity is necessary.
Synacor should be involved in all marketing promotions as early as possible. A minimum of [*] notification is required for all changes expected to increase usage [*]
Changes to Synacor-facing API’s and data exchange mechanisms.	If login or Client data API’s change, consumers may be unable to log in or access services.	Synacor will need to change all integration code, perform Unit and Regression testing, and then release the code to the Production servers. This is normally a four to eight week process.	Notification is requested a minimum of [*] prior to implementation.
Changes to Client’s network.	Variable risk depending on scope of change.	Synacor’s network team will assess the impact of the change.	Synacor requires [*] notice of maintenance or testing that may have an impact on access to Synacor services or products.
Changes / configurations to Name Service including MX Record	Access to service may be disrupted; variable risk depending on scope of change.	Synacor’s network team will assess the impact of the change.	A minimum of [*] notice is needed for consultation.

VI. Security

Synacor and Client agree to an initial Security Committee meeting to integrate the Policies and Processes needed to ensure integrated proactive and reactive security processes are jointly developed and in place prior to launch. Synacor’s and Client’s Security Teams proactively evaluate security risks, develop and implement policies and incident prevention programs, educate management and staff about security policies, and handles computer security incidents.

System Intrusion - In the event of a system intrusion by an unauthorized person or malicious code, affected parties will be notified and a solution will be implemented. Notification will occur upon confirmation by Synacor’s Security Team that there was a bona fide intrusion event. Where Client identifies a security incident, Synacor agrees to work with Client’s security team to expeditiously resolve the incident and develop solutions to ensure they do not reoccur.

Network Security – Synacor maintains network firewalls to prevent unauthorized access to the network infrastructure and systems. Network attacks such as denial-of-service attacks are logged. Synacor will notify Client when such attacks are verified. Any new threats that emerge will be addressed with industry standard solutions as soon as commercially feasible and threats deemed by Client to be sufficiently severe will result in a meeting with the parties within 8 hours to jointly develop a plan to resolve the incident or find suitable work arounds until such resolution may be affected.

In the event Synacor’s failure to implement industry standard practices related to system intrusion and network security have caused chronic instances of system intrusion or chronic failure of its network security, Client shall have the right to terminate this Agreement pursuant to Section 7.4 of the Master Agreement. Chronic instances of system intrusion and failure of network security will be deemed to have occurred when:

a)
There have been [*] or more instances in a rolling [*] period of system intrusion that (i) has had a material impact on the Service including but not limited to a material commercial impact, material impact on functionality of the portal, or material impact to safety of the user data, and (ii) is related to publicly known, preventable threats.

b)
There have been [*] or more instances in a rolling [*] period where Synacor’s lack of industry standard practices related to network firewalls has caused a failure to prevent unauthorized access to the network which resulted in a material impact on the Service including but not limited to a material commercial impact, material impact on functionality of the portal, or material impact to safety of the user data.

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VII. Load Balancing and Disaster Recovery.
(a) Load Balancing: Synacor will provide and / or support load balancing and disaster recovery services related to the Client Branded Portal.  The Parties agree a load balancing solution may require Synacor and / or Verizon to implement a second location and the Parties agrees to pursue such performance solutions in an expeditious manner, not to exceed [*] for the Effective Date of this Agreement. As part of launching the ‘load-balancing’ solution, actual testing of the service will be required to ensure validity of the solution and a pre-requisite for sign-off by both Synacor and Verizon.  During this testing period, issues that may arise will not be considered for the purposes of calculating Portal unavailability or Chronic Portal unavailability.
(b) Establishment of Secondary Data Center for Disaster Recovery and Maintenance Purposes: Upon launch of Version 3.0 of the Consumer Portal, Synacor and Client will provide a mechanism by which a minimal version of the start page can be quickly deployed in an emergency. The intent is for this page to be delivered as quickly as possible under one hour depending on the architecture as determined by the Parties. The emergency start page will at a minimum include access for Users to log into email and Client’s self service tools.
Synacor will provide the following disaster recovery solution related to the Client Branded Portal within [*] of the Effective Date of the Agreement. Synacor's disaster recovery plan takes into account the partial or full destruction of Synacor's primary data center and the need to minimize outages during Maintenance Windows. For purposes of this Agreement, the term “Disaster” shall apply to any event which prevents the Synacor data center infrastructure from providing the Client Branded Portal services as agreed upon by both parties.  Such events may include full or partial destruction of Synacor's primary data center facility, failure of redundant access circuits to said facility, fires, loss of power, and earthquakes or floods affecting the facility.  Such events may also include systemic failures of shared equipment within the facility and / or within Synacor's cages due to hardware or software issues.
Under the terms of this Agreement, Synacor’s Disaster Recovery objectives consist of restoring the Client Branded Portals services at Synacor’s secondary data center, which shall be in a geographically diverse location from the primary data center, at normal production capacity within a [*] period from the time of "declaration of disaster”. In addition, Synacor will, when necessary in its reasonable judgment, use the secondary data center to minimize outages during Maintenance Windows. “Declaration of disaster” will occur upon mutual agreement of the parties except that Synacor shall declare such disaster independently upon evidence that such is necessary as soon as possible should a Verizon representative be unable to timely participate in such declaration triggering a restoral action. Client understands and agrees that the period beginning upon declaration of disaster during which transition is made to the disaster recovery site (up to four hours) shall not count against Portal Availability commitments if they are caused by one of the exclusions in Section I “General” above.
Synacor shall ensure the Client Branded Portals; toolbar support and any other support item in the scope of this agreement code and subscriber data / preferences are backed up to the secondary Synacor data center not less frequently than on a daily basis. When Synacor’s load balancing solution is in place – this backup shall be near real time.

VIII. Scheduled Maintenance Windows
[*]

IX. Emergency Maintenance Notification

In the event that emergency maintenance is required and it will adversely affect Client’s Users, Synacor will make reasonable efforts to notify Client about the emergency maintenance window. Notification will be based on practicality and the degree of adverse affect on the applicable service or availability thereof. Emergency maintenance windows are counted against Portal Availability percentages (as applicable), unless Synacor and Client mutually agree otherwise in writing (timely acknowledged email approval being sufficient for this purpose).

X. Customer Support Procedures.

A. Incident Management

Tier 1 – Client will provide first level support to Users, consisting of (i) handling questions from Users regarding customer/technical support, order processing, and use of the Service; and (ii) accepting and responding to problem calls from Users relating to the Service as set out in agreement; (iii) supporting User devices and underlying Client systems and architecture; (iv) providing notification to Synacor of changes, maintenance, outages of underling systems that may affect Service.

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Tier 2/Tier 3 – Synacor will provide second level and escalated support to Client, consisting of (i) accepting and responding to problem escalations reported by Users or representatives of Client with regard to problems that cannot be resolved by Client, (ii) resolving reported problems as set forth in the agreement, (iii) providing notification to Client of changes, maintenance, outages of underlying systems that may affect Service, (iv) initial and ongoing training to Tier 1 related to services Synacor sources or manages for Client, (v) regular support of weekly (or other agreed upon period) Operational review meetings to detect and resolve current call drivers and planning for modifications and updates.

Synacor will provide Client and Users (in the case of Users, Tier 2 and Tier 3 level support) the following:

(i)	Technical Support offered in English.

(ii)	Email address for submitting 2nd level support incidents to Synacor.

(iii)	Phone support 24 hours, 7 days a week.

B. Priority

Client will determine the priority at the time the incident is reported. The priority can change in accordance with the definitions below if the impact to the Client has been reduced since the incident was reported.
Incidents will be categorized by product category, with the following priorities definitions:
Priority 1 (P1) means that the system or service is completely or substantially non-operational that causes severe commercial impact, including, but not limited to, an outage of a Client Branded Portal or of the Web Search Service.
Priority 2 (P2) means that a problem with the system or service that causes significant commercial impact. This includes, but is not limited to, latency issues that impact the customer experience and major content and/or advertising components that are non-operational or significantly degraded.
Priority 2A (P2A) means that an advertisement or content element or search result has been identified as being in violation of the terms of this agreement and for which Client has no directly available mechanism to correct.
Priority 3 (P3) means a less significant problem or incident with the system or service where Client or Users are able to continue utilize the system or service with an applicable workaround.
Priority 4 (P4) means a problem or incident that does not qualify as a priority 1, 2, or 3 incident.
Support response time means the elapsed time between the receipt of incident escalation and the target time within which Synacor begins support as verified by a verbal or email confirmation to Client.
Standard Support Response times are as follows:

Incident Priority	Initial Response	System Fix or Workaround Implemented
P1	[*]	[*]
P2	[*]	[*]
P2A	[*]	[*]
P3	[*]	[*]
P4	[*]	[*]

Synacor will be responsible for the control and management of incident calls, assignment of priority and escalation to resources within Synacor in their sole and absolute discretion. Client will have access into Synacor’s tracking system as needed to confirm issues have been logged and to understand status. Synacor will ensure that inquiries about incidents will be supported via phone calls or emails with response times not to exceed [*] during business hours and [*] during non-business hours. In the event of an outage where the Client Branded Portal is completely unavailable, troubleshooting will be performed on a conference bridge. The perceived fix owner will host the bridge and make it accessible by either Verizon or Synacor for progress monitoring and information exchange.

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Escalations are to be utilized in the event that acceptable status and/or resolution is not accomplished by the Synacor Support Team in the timeframes indicated.

C.
Tier 2 and Tier 3 Responsiveness Failures. Notwithstanding the foregoing, in the event that Synacor fails to remedy a Priority 1 problem within [*] of receipt of notification from Client and such failure affects the SLAs, Synacor shall provide the credit to Client set forth above. In the event that the Agreement is terminated or cancelled for any reason as of the end of the then current month, Synacor shall apply the credit owed for such month against the last payment issued by Synacor. For the avoidance of doubt, a Priority 1 problem shall not be considered resolved if the same problem arises within [*] following declaration by Synacor that the originally reported Priority 1 problem was resolved. Additionally, resolution of a Priority 1 problem by Synacor in one instance shall not preclude recovery of credits by Client for any subsequent unresolved Priority 1 problems, pursuant to the terms of this paragraph, in the same month or in any subsequent month. The credit in any given month shall not exceed the monthly fee that would otherwise apply (e.g. if no credits were applied against such fee) for the month in which such failure or unavailability occurred.

XI. Escalation Path.

The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. All incidents are assigned to a Synacor Support Engineer substantially in accordance with the Standard Support Response Times set forth herein. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s sole judgment, such issues either need to be escalated more quickly or can be resolved without escalation.

Escalation Levels	Escalation Response Time	Synacor
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Schedule H – Implementation Planning and Targeted Timelines

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This Schedule H is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

Synacor and Verizon agree to cooperate in the creation and implementation of an integrated Project Plan to expedite the delivery of Services in a commercially feasible manner. The key targeted deliverables and targeted delivery dates for each of the portal experiences described in Schedule B shall be:

[*]

The Parties agree that the foregoing timeframes are target dates, and that they are subject to change.

SCHEDULE I
Content Management

This Schedule I is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

I. Synacor shall provide Client with Site and News Management tools for Client to review content and allow Client to manage Content without Synacor involvement as required by Client in its sole discretion and as set forth herein.

II.	Site Management Tool.

(a) Synacor’s Site Management tool allows Verizon to manage the content of specific areas within a page, and publish pages directly each as specified in this Section II, and gives Verizon the capability to test changes in Synacor’s QA environment prior to rolling them to production if desired.

(a)The Site Management Tool supports a user permissions model so that Content can be developed, previewed and approved by different stakeholders within Client’s organization before being released to production.

(c)     The Site Management Tool may be used by Client to perform the following tasks:
Editing of specific content areas on the Home, News, Entertainment and Resources pages, using predefined templates developed by Synacor. The Parties will determine the initial design and content areas that can be managed by Client within [*] from Client’s written request for use of the Site Management Tool for a given component.

III. News Management Tool.

(a)
Synacor will develop a News Management Tool to allow Client to edit/disqualify specific content at Client’s discretion within the permissions set in the News Management Tool. Synacor’s News Management Tool will allow Client’s editors to edit headlines, eliminate stories from displaying within categories, and move stories between categories.  The functionality of the tools will be independent of the delivery method chosen. This functionality will be developed by Synacor within [*] of the execution of this Agreement, based on Client requirements documented by Client in writing and provided to Synacor as of the Effective Date, and will initially support news content at a minimum. For the avoidance of doubt, the provision of the News Management Tool will not affect Synacor’s content editing and management responsibilities, but Client’s changes shall over-ride Synacor’s edits. The News Management Tool in its completed form will include functionality allowing the user of the Tool to:

i.View news stories in a convenient List View that displays title, status

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(blocked or not), date and last modified.
ii.Filter news stories by source news feed via a pull down menu.
iii.Search for a specific news story by entering the story ID.
iv.Block (deactivate) and unblock (activate) news stories.
v.View a selected news story in popup window that displays details such as photo (if any), photo caption, news text.
vi.Edit the ‘Title’ of a selected news story.
vii.Edit the ‘Photo Caption’ of a selected news story.
viii.Correct errors in the news ‘Story Text’.

(b)
During the period that the News Manager is not available for Client’s use, Synacor will be responsible for manually performing the functions as described above, upon Client request and within a mutually agreed upon timeframe subject to Section 2.8 of the Master Agreement. If Client wishes to include or remove Client Sourced Content before the News Management Tool is available, or otherwise is not able to publish or remove such content using such tool, Client shall notify Synacor and Synacor shall use commercially reasonable efforts to publish or remove the Client Sourced Content in mutually agreed upon components in the timeframes specified in Schedule G, provided that such standard shall only apply to up to [*] per day.

IV.Synacor’s right to remove Content. Notwithstanding anything herein to the contrary, Synacor shall have the right to remove any Content edited by Client which (i) Synacor reasonably believes to be offensive, misleading, or potentially in violation of copyrights or other intellectual property rights of third parties, (ii) Synacor otherwise reasonably believes may create legal risk, or (iii) Synacor is requested by the relevant content provider to remove.

V. Synacor’s Content Management Obligations related to the Small Business Center: Synacor will use commercially reasonable efforts to comply with the following obligations throughout the Term beginning upon launch of Business Phase 2:

(a) Synacor shall review and correct the Home/Overview, News and Resources pages of the Small Business Portal, as well as any sub-channels on the Small Business Portal provided by Synacor under this Agreement, for any feed, display or other technical content problems, such as those listed below.
i.    Feeds not updating
ii.     Truncated words
iii.    Photos distorted
iv.    Foreign characters or symbols
v.    Video player malfunctions

(b.)
Synacor shall review and correct any issues on the Home/Overview, News and Resources pages of the Small Business Portal, as well as any sub-channels on the Small Business Portal provided by Synacor under this Agreement, for any feed, display or other editorial content problems, such as:

i.	Inappropriate content for business audience on the Small Business Portal

ii.	Excessive headline or content source length

iii.	Repetitive headlines

iv.	Old dates

v.	PR and advertorial content

(c.) Synacor shall use commercially reasonable efforts to ensure that Content served under this Agreement shall be optimized for search engine discovery and ranking.

SCHEDULE J
TO
SYNACOR MASTER SERVICES AGREEMENT
[*]

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This Schedule J is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

[*]

SCHEDULE K
TO
MASTER SERVICES AGREEMENT

VERIZON TRADEMARK LICENSE

This Schedule K is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

1. Subject to the terms and conditions specified in this Agreement, Verizon hereby grants to Synacor, for the Term of this Agreement, a limited, non-exclusive, non-transferable and royalty free right and license to use the trade names, trademarks and service marks [*] and the [*] (hereinafter “Verizon Licensed Marks”) exactly as depicted in the graphic configuration for the Verizon Licensed Marks furnished by Verizon to Synacor , but only in conjunction with the marketing by Synacor hereunder and solely in the Verizon region in accordance with this Agreement. Verizon may in its sole discretion at any time add to or delete from the Verizon Licensed Marks and change the graphic configuration of the Verizon Licensed Marks.

2. Synacor agrees that the style of use of the Verizon Licensed Marks shall be in the form and style conforming to Verizon’s trademark licensing affiliate’s (“Verizon Licensing Company’s”) trademark usage guidelines and Brand Identity Standards, as updated from time to time, and as provided with reasonable advance written notice to Synacor by Verizon Licensing Company. Synacor shall not use any of the Verizon Licensed Marks as part of its corporate name, trade name, business name or Internet domain name. Any new marks that Verizon adds to its list must not be confusingly similar to any then-current existing Synacor-owned Marks.

3. Synacor shall submit to Verizon Licensing Company for review and approval in a commercially reasonable timeframe prior to proposed use, all advertising, sales brochures, promotional materials, video and audio tapes, telemarketing scripts, press releases, and other items or materials, in which the Verizon Licensed Marks are used (“Materials”) to the representative listed below for review and approval at least [*] prior to proposed use. Subsequent changes to previously submitted material still in the approval process will be approved within [*] unless otherwise agreed to by the Parties. Synacor shall not publish, distribute or use any Materials without the prior written approval of the following representative of Verizon Licensing Company:
Primary Contact:

[*]

The representative designated above shall be responsible for communicating the approval or disapproval of the Materials utilizing the Verizon Licensed Marks to Synacor in the timeframe noted above.

4. Notwithstanding the foregoing, Synacor may designate at the time of submission that the requested approval is for multiple/repetitive, identical uses on the same medium. Synacor may request approval for such multiple/repetitive, identical use for a period not to exceed twelve (12) months or through the end of the Term of this Agreement, whichever is less. Such multiple/repetitive, identical use shall be in accordance with the Services and shall be subject to revocation by Verizon upon written notice to Synacor.

5. Verizon reserves the right, in its sole discretion and without cause, to refuse to approve any proposed Synacor use of the Verizon Licensed Marks.

6. Synacor acknowledges that Verizon’s affiliate, Verizon Trademark Services LLC (“VTS”) is the sole and exclusive owner of rights in the Verizon Licensed Marks, undertakes not to challenge the validity of the Verizon Licensed Marks, or VTS’ registration and ownership of the Verizon Licensed Marks, and agrees that it will do nothing inconsistent with such ownership.

7. Synacor further acknowledges and agrees that all use of the Verizon Licensed Marks by Synacor and all goodwill developed therefore shall inure to the benefit of and be on behalf of VTS who is the owner of the Verizon Licensed Marks.

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8. Synacor agrees that nothing in this Agreement shall give Synacor any right, title or interest in or to the Verizon Licensed Marks other than the right to use the Verizon Licensed Marks in the manner contemplated by this Agreement, and only for so long as this Agreement is in force.

9. Synacor agrees that it will not utilize the Verizon Licensed Marks or any confusingly similar trademarks, service marks, trade names or domain names, except in connection with the marketing under the service launch as permitted hereunder and then only during the Term of this Agreement.

10. Synacor agrees that it will not hereafter seek registration of the Verizon Licensed Marks or any similar trademarks, service marks, trade names or domain names in its own name or in the name of its affiliates.

11. Synacor agrees to cooperate reasonably with Verizon, at Verizon’s expense, in the procurement of any registration of the Verizon Licensed Marks which Verizon may choose to undertake at Verizon’s sole discretion, including, but not limited to supplying evidence of use of the Verizon Licensed Marks to Verizon.

12. Infringement.

12.1 Synacor agrees to use commercially reasonable efforts to notify Verizon promptly of any unauthorized use of the Verizon Licensed Marks by others, to the extent Synacor has actual notice of such use. Verizon and its parent and affiliated companies shall have the sole right to engage in infringement or unfair competition proceedings involving the Verizon Licensed Marks.

12.2 Action by Verizon. Verizon shall have the right, but not the obligation, to challenge and attempt to eliminate each unauthorized use. Synacor, at Verizon’s expense, shall reasonably cooperate with Verizon in investigating, prosecuting and settling any infringement action instituted by Verizon against any person or entity engaging in an unauthorized use. Synacor, at its own expense, shall have the right to participate with counsel of its own choice in the investigation, prosecution and/or settlement of any such infringement action instituted by Verizon.

12.3 Recoveries. Any recovery obtained in connection with or as a result of any infringement action contemplated under this section, whether by settlement or otherwise, shall be retained by Verizon.

13. Upon termination or expiration of the Services, the license to use the Verizon Licensed Marks granted hereunder shall terminate and Synacor shall promptly cease any use of such Verizon Licensed Marks. Except for materials kept for archival purposes, Synacor shall also promptly destroy or return to Verizon all advertising, sales brochures, promotional materials, video and audio tapes, telemarketing scripts, press releases, and other items and materials in its possession or control, which use or display the Verizon Licensed Marks.

SCHEDULE L
TO
SYNACOR MASTER SERVICES AGREEMENT

GOVERNANCE COMMITTEE REPRESENTATIVES

This Schedule L is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

[*]

SCHEDULE M
TO
SYNACOR MASTER SERVICES AGREEMENT
REPORT EXAMPLES

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

This Schedule M is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

Synacor shall extract data from various sources (including web logs, web analytics tools, ad vendors) to build custom reports as set forth herein. In no event shall any report contain any CPNI or Customer Personal Information, or information that can be disassembled or dissected so that a User could be identified or Client could be identified, except to the extent mutually agreed by the Parties in writing. Theses reports shall be Confidential and neither the data included in those reports, nor the actual reports will be shared with any third parties except in the form of aggregate data as agreed in the Master Agreement. These reports shall be available to Client online at all times or by email depending on the source of the applicable report.

1. Reporting Requirements.
[*] Synacor will work with Verizon to ensure that each portal site can be properly benchmarked – as a site as well as by channel - by competitive benchmarking tools including, but not limited to, Nielsen and comScore.
Synacor will provide reporting as follows:
1. 2. Synacor will provide the following reports through a secured, web-based interface along with FTP archived and email report options to Client designated personnel:
[*]

1.2.6. User Satisfaction. The Parties will agree to a methodology for reporting about User satisfaction which methodology may include
[*]

1.2.5 A/B and Multivariate Testing Results. Synacor will provide reports covering any optimization and testing activities on the sites with the following metrics built into each report;
[*]

1.3. All reports should be provided to Client showing data in the aggregate as well as being able to be dissected at any level of the portal site hierarchy. In any event no data collected or provided shall be allowed to be dissected or disassembled to show the identity of Users.
1.4. Synacor shall provide samples of Synacor’s current standard reporting, but not include HBX reporting samples. Copies of such standard samples shall be attached hereto as Schedule WW.
1.5. All reports, including the information contained therein, the use and disclosure of such information shall be subject to this Agreement, Client’s Privacy Policy, and to applicable laws, rules and regulations, and will not reveal Client as the source of the information. Synacor shall not provide the information, contained in any report provided by Client to Client’s Competitor(s).
The report examples below are illustrative of the type of reports and the type of data that Synacor will provide to Client:
[*]

2.0 Online Reporting
Synacor shall provide Client with a web-based reporting interface where Client can view daily traffic and export data for the Client-Branded Portals.
[*]

3. Analytical Tools
Adobe SiteCatalyst is Synacor’s 3rd-party analytics solution of choice as of the Effective Date. Synacor has expertise in both in advanced implementation and report development within the SiteCatalyst report suite and will provide Client with in-depth reporting in response to Client’s reasonable requests.

[*]

4. Web log and user data

[*]

5. Reporting for Synacor Content on Verizon hosted pages
For any content (components, widgets) that is pulled in and served on Client hosted pages Synacor will provide tracking on the number of times such content was requested along with clickstream activity. Synacor will also make tracking modifications to

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

this content to pass data to Client’s hosted page analytics within a reasonable time in Synacor’s standard development cycle after receiving the requirements from Verizon.

6.	Initial Reporting Requirements.
The Parties understand and agree that the reporting requirements herein are the initial requirements and may change from time to time upon mutual agreement of the Parties.

SCHEDULE N
TO
SYNACOR MASTER SERVICES AGREEMENT
ESCROW AGREEMENT
(Attached separately)

This Schedule N is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.
Note: If contracting electronically via the online portal, clicking the “I Accept” button displayed as part of the ordering process, evidences ☐ “Depositor’s” or ☐ “Beneficiary’s” agreement to the preceding terms and conditions (the “Agreement”). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms “you” or “your” shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the “I Decline” button.

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

CHOOSE ONE: ☒ DEPOSITOR or ÂBENEFICIARY		IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:	/s/ Brian C. Neeson	SIGNATURE:
PRINT NAME:	Brian C. Neeson	PRINT NAME:
TITLE:	Controller	TITLE:
DATE:	May 19, 2005	DATE:
EMAIL ADDRESS	[*]	EMAIL ADDRESS:	ipmcontracts@ironmountain.com
AUTHORIZED PERSON(S)/NOTICES TABLE
Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement; All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	[*]	PRINT NAME:	[*]
TITLE:	[*]	TITLE:	[*]
EMAIL ADDRESS	[*]	EMAIL ADDRESS	[*]
STREET ADDRESS 1	50 Fountain Plaza-Ste 1520	STREET ADDRESS 1	50 Fountain Plaza-Ste 1520
PROVINCE/CITY/STATE	Buffalo, NY	PROVINCE/CITY/STATE	Buffalo, NY
POSTAL/ZIP CODE	14,202	POSTAL/ZIP CODE	14,202
PHONE NUMBER	[*]	PHONE NUMBER	[*]
FAX NUMBER	1-716-332-0080	FAX NUMBER	1-716-332-0080
BILLING CONTACT INFORMATION TABLE
Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	[*]
TITLE:	[*]	Approved as to Operational Content:
EMAIL ADDRESS	[*]	Iran Mountain Operations
STREET ADDRESS 1	50 Fountain Plaza-Ste 1520	/s/ Yolanda Cranberry
PROVINCE/CITY/STATE	Buffalo, NY	Name:	Yolanda Cranberry,
POSTAL/ZIP CODE	14,202		Contracts Administrator
PHONE NUMBER	[*]	Date:	April 26, 2005
FAX NUMBER	1-716-332-0080
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

EXHIBIT A

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

ESCROW SERVICE WORK REQUEST

SERVICE Check box (es) to order service	SERVICE DESCRIPTION	ONE-TIME FEES	ANNUAL FEES	PAYING PARTY Check box to identify the Paying Party for each service below.
Â Add and Manage New Escrow Account
Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.

Iron Mountain will assign a Client Manager for each escrow account. These Managers will provide client training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of client Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status.
		[*]	[*]	Â Depositor - OR - Â Beneficiary
Â Add and Manage Auxiliary Account
Iron Mountain will open and manage an Auxiliary Deposit Account for a new product or depositor in accordance with the service description immediately above and the Agreement that governs the Initial Deposit Account#                                          .
		N/A	[*]	Â Depositor - OR - Â Beneficiary
Â Add Deposit Tracking Notification	Iron Mountain will send periodic notices to Depositor and/or Beneficiary related to Deposit Material as specified within the terms of the agreement	N/A	[*]	Â Depositor - OR - Â Beneficiary
Â Add Beneficiary	Iron Mountain will fulfill a Work Request to add a new Beneficiary to an escrow account, where possible, and provide notice as appropriate to all relevant Parties.	N/A	[*]	Â Depositor - OR - Â Beneficiary
Â Add Initial Verification of Deposit Material
Iron Mountain will fulfill a Work Request to perform initial Verification Services, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. For a more detailed description see Verification Services Options below.
		N/A	[*]	Â Depositor - OR - Â Beneficiary
Â Add Custom Verification of Deposit Material
Iron Mountain will fulfill a Work Request to perform one or more levels of custom Verification Services, which includes a final report sent to Client. on Deposit Material, Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment For a more detailed description see Verification Services Options below.
		Custom Quote Based on SOW	Custom Quote Based on SOW	Â Depositor - OR - Â Beneficiary
Â Add Dual Vaulting
Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement Duplicate storage request may be in the form of either physical media or electronic storage.
		N/A	[*]	Â Depositor - OR - Â Beneficiary
Â Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	[*]	N/A	Â Depositor - OR - Â Beneficiary

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Â Add Custom Services
Iron Mountain will provide its Escrow Expert™ consulting Services (e.g., licensing escrow strategy development, dual/remote vaulting, account consolidation) based on a custom SOW mutually agreed to by all Parties.
		[*]	N/A	Â Depositor - OR - Â Beneficiary
Â Delete Account
Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.
		[*]	[*]	[*]
Â Replace/Delete Deposit Materials	Iron Mountain will replace/delete deposit material in accordance with the terms of the agreement. Materials will be returned as directed by depositor or destroyed using Iron Mountain Secure Shredding	[*]	[*]	[*]
Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.

DEPOSITOR INITIALS	BENEFICIARY INITIALS
Note: Clients may submit Work Requests electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

VERIFICATION SERVICES OPTIONS

1.	Initial Verification – Consistency.

1.1.
Iron Mountain shall perform an initial verification (“Initial Verification”) of the Deposit Material upon receipt of the first deposit and for each update. To help perform this evaluation, Iron Mountain will examine the Exhibit B, and request that the Depositor complete an Escrow Deposit Questionnaire. Iron Mountain will then analyze the Escrow Deposit Questionnaire and Exhibit B, prepare and deliver a report to Depositor and Beneficiary containing its finding(s) and opinion(s) as to the Deposit consistency based on the information supplied. Iron Mountain’s report will include information regarding:

1.1.1.	The hardware and software configuration(s) needed to read the Deposit Material media associated with the Exhibit B;

1.12.	The software needed to interpret the data read from the media (i.e. Zip, tar, cvs type files); and

1.1.3.	The hardware and software configurations needed to compile the software product defined by the Exhibit B.

1.2.
Iron Mountain’s Systems Analysts will also be available to discuss the Initial Verification’s technical consistency evaluation and other deposit verification issues. Iron Mountain’s higher levels of verification address issues of readability, inventory, ability to be compiled or other testing as requested by a Party.

2.	Level One (1) – Inventory.

2.1.
This series of verification tests provides insight into whether the necessary information required to recreate the Depositor’s development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

2.2.
Steps include: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor’s software development environment.

2.3.
Deliverables: At completion of testing, Iron Mountain will distribute a report to Beneficiary detailing Iron Mountain’s investigation. This report will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit When identifying materials required to re-create Depositor’s software development environment, Iron Mountain will rely on information provided in Depositor’s completed questionnaire (obtained via a Iron Mountain verification representative) and/or information gathered during Iron Mountain’s testing experience.

3.	Level Two (2) – Build.

3.1.	This series of tests includes a standard effort to compile the Deposit Material and build executable code.

3.2.	Steps include: Recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code.

3.3.
Deliverables: Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain’s analysis of the deposit.

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

4.1.3.
Option C – Iron Mountain recreates the runtime environment for the licensed technology and installs the executables created during the Level II testing into that environment. (The environment is generally “scaled down” from the actual live environment) Iron Mountain then runs test scripts supplied by the Beneficiary and provides a report of the test results to all Parties. This may require Depositor approval.

4.1.4.	Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT B
DEPOSIT MATERIAL DESCRIPTION
Deposit Account Number:
COMPANY NAME:
DEPOSIT NAME                                          AND DEPOSIT VERSION         (Deposit Name will appear in account history reports)
DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)

MEDIA TYPE	QUANTITY	MEDIA TYPE	QUANTITY

Â Internet File Transfer	N/A	Â 3.5” Floppy Disk

Â CD-ROM / DVD		Â Documentation

Â DLT Tape		Â Hard Drive / CPU

Â DAT Tape		Â Circuit Board

Â Other (describe here):
DEPOSIT ENCRYPTION (Please check either “Yes” or “No” below and complete as appropriate)
Is the media or are any of the files encrypted? ☐ Yes or ☐ No
If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name	Version
Hardware required
Software required
Other required information
DEPOSIT CERTIFICATION (Please check the box below to Certify and Provide your Contact Information

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

Â I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	Â Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.
NAME:	NAME:
DATE:	DATE:
EMAIL ADDRESS:
TELEPHONE NUMBER:
FAX NUMBER:
Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:
Iron Mountain Intellectual Property Management, Inc.
Attn: Vault Administration
2100 Norcross Parkway, Suite 150
Norcross, GA 30071
Telephone: (770) 239-9200
Facsimile: (770) 239-9201

EXHIBIT C
RELEASE OF DEPOSIT MATERIAL
Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material.

1.
Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via electronic mail and/or regular mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on one or more of the following conditions (defined as “Release Conditions”);

(i)	Breach of the License Agreement by the Depositor for the Deposit Material covered under this Agreement; or

(ii)	Failure of the Depositor to function as a going concern or operate in the in the ordinary course; or

(iii)	Depositor is subject to voluntary or involuntary bankruptcy.

2.
Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement, Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the authorized Depositor representative(s).

3.
Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary, instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative, Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

4.
Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

5.
Right to Use Following Release. Beneficiary has the right under this Agreement to use the Deposit Material for the sole purpose of continuing the benefits afforded to Beneficiary by the License Agreement and/or Master Services Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

EXHIBIT D
AUXILIARY DEPOSIT ACCOUNT TO THREE-PARTY MASTER ESCROW SERVICE
AGREEMENT
(NOTE: TO BE COMPLETED ONLY IF DEPOSITOR ESTABLISHED A THREE-PARTY MASTER ESCROW SERVICE AGREEMENT)
Initial Deposit Account Number:
               (“Depositor”) has entered into a Three-Party Master Escrow Service Agreement with Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”). Pursuant to that Agreement, Depositor may deposit certain Deposit Material with Iron Mountain.
Depositor desires that new Deposit Material be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, Iron Mountain will establish a separate account for the new Deposit Material. The new account will be referenced by the following name:                                        .
Depositor hereby agrees that all terms and conditions of the existing Three-Party Master Escrow Service Agreement previously entered into by Depositor and Iron Mountain will govern this account. The termination or expiration of any other account of Depositor will not affect this account.

CHOOSE ONE: Â DEPOSITOR or ÂBENEFICIARY	IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:	SIGNATURE:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:	ipmcontracts@ironmountain.com

EXHIBIT E
ENROLLMENT FORM
Deposit Account Number:
Depositor, Beneficiary and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), hereby acknowledge that                                         is the  ☐   “Depositor” or  ☐   “Beneficiary” referred to in the Three-Party Master Escrow Service Agreement that supports Deposit Account Number:                                         with Iron Mountain as the escrow agent and                                         is the  ☐  Depositor or  ☐  Beneficiary enrolling under this Agreement.   ☐   “Depositor” or   ☐  “Beneficiary” hereby agrees to be bound by all provisions of such Agreement.

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

AUTHORIZED PERSON(S)/NOTICES TABLE
Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS	STREET ADDRESS
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER
BILLING CONTACT INFORMATION TABLE
Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.
NOTE: SIGNATURE BLOCKS FOLLOW ON THE NEXT PAGE

DEPOSITOR	BENEFICIARY

SIGNATURE:	SIGNATURE:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmcontracts@ironmountain.com

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT Q
ESCROW DEPOSIT QUESTIONNAIRE
Introduction
From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.
Purpose of Questionnaire
In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.
Instructions
Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain Technology Escrow Services to the attention of Shane Ryan at shaneryan@ironmountain.com.
Escrow Deposit Questionnaire
General Description

1	What is the general function of the software to be placed into escrow?

2	On what media will the source code be delivered?

3	What is the size of the deposit in megabytes?
Requirements for the Execution of the Software Protected by the Deposit

1	What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)

2	How many machines are required to completely set up the software?

3	What are the software and system software requirements, to execute the software and verify correct operation?
Requirements for the Assembly of the Deposit

1	Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)

2	How many build processes are there?

3	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

4	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

6	How many separate deliverable components (executables, share libraries, etc.) are built?

7	What compilers/linkers/other tools (brand and version) are necessary to build the application?

8	What, if any, third-party libraries are used to build the software?

9	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

10	Do you have a formal build document describing the necessary steps for system configuration and compilation?

11	Do you have an internal QA process? If so, please give a brief description of the testing process.

12	Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials.
Please provide your contact information below

Name:
Telephone:
Company:
Address:
City, State	Postal Code
Country:
E-mail:
For additional information about Iron Mountain Technical Verification Services, please contact
Shane Ryan at 978-667-3601 ext. 100 or by e-mail at mailto: shaneryan@ironmountain.com.
www.ironmountain.com

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE O
TO
SYNACOR MASTER SERVICES AGREEMENT

CLIENT COMPETITORS FOR CHANGE OF CONTROL PROVISION

This Schedule O is attached to and constitutes a material part of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

The list set forth below is a list of Client Competitors for purposes of Client’s rights under the change control provision of the Agreement. Client reserve the right to modify this list upon [*] written notice to Synacor.

[*]

CONFIDENTIAL
[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.